UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Capstead Mortgage Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 25, 2012

To the stockholders of

CAPSTEAD MORTGAGE CORPORATION:

The annual meeting of stockholders of Capstead Mortgage Corporation, a Maryland corporation, will be held at 8401 North Central Expressway, Suite 345, Dallas, Texas on Wednesday, April 25, 2012 beginning at 9:00 a.m., Central Time, for the following purposes:

(1)	To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

(2a)	To consider advisory approval of our compensation philosophy;

(2b)	To consider advisory approval of the compensation granted to our executive officers in 2011;

(3)	To re-approve the Capstead Mortgage Corporation Amended 2004 Flexible Long-Term Incentive Plan; and

(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

In the discretion of the proxies, the meeting may include the transacting of any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

** PLEASE VOTE NOW **	YOUR VOTE IS IMPORTANT	** PLEASE VOTE NOW **

Stockholders of record at the close of business on February 22, 2012 will be entitled to notice of and to vote at the annual meeting of stockholders. It is important your shares are represented at the annual meeting regardless of the size of your holdings. Whether or not you plan to attend the annual meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign, and reduces the risk that the annual meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs. See the “Voting” section of this proxy statement for a description of voting methods.

Stockholders please note that New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted in proposals (1) through (3). Your broker will not have any discretion to vote your shares on your behalf for these matters without direction from you.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of the board of directors,

Phillip A. Reinsch
Secretary

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

March 16, 2012

CAPSTEAD MORTGAGE CORPORATION

8401 North Central Expressway, Suite 800

Dallas, Texas 75225-4404

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 25, 2012

This proxy statement, together with the proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at the annual meeting of stockholders to be held on April 25, 2012 at 8401 North Central Expressway, Suite 345, Dallas, Texas beginning at 9:00 a.m., Central time. The board is requesting you to allow your shares to be represented and voted at the annual meeting by the proxies named on the proxy card. “We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation. A notice regarding the internet availability of this proxy statement and our 2011 annual report will first be mailed to stockholders on or about March 16, 2012. This proxy statement will be available on our website at that time. See the “Notice of Electronic Availability of Proxy Materials” section of this proxy statement for more information.

At the annual meeting, action will be taken to elect seven directors to hold office until the next annual meeting and until their successors are elected and qualified; to hold an advisory vote on executive compensation; to re-approve the Capstead Mortgage Corporation Amended 2004 Flexible Long-Term Incentive Plan; and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. These forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•   changes in general economic conditions;

•   fluctuations in interest rates and levels of mortgage prepayments;

•   the effectiveness of risk management strategies;

•   the impact of differing levels of leverage employed;

•   liquidity of secondary markets and credit markets;

•   the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•   the availability of new investment capital;

•   the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•   changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;

•   deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•   changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and

•   increases in costs and other general competitive factors.

In addition to the above considerations, our actual results and liquidity are affected by other risks and uncertainties many of which are set forth in the “Risk Factors” sections contained in our periodic filings with the SEC, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Any forward-looking statements speak only as of the date the statement is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this document are cautioned not to place undue reliance on the forward-looking statements.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board. We will bear the expense of soliciting proxies for the annual meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.

We intend to request persons holding common shares in their name or custody, or in the name of a nominee, to send a notice of internet availability of proxy materials to their principals and request authority for the execution of the proxies. We will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Inc. For such services, we will pay a fee that is not expected to exceed $6,500 plus out-of-pocket expenses.

Voting Securities

Our common shares are our only equity securities entitled to general voting rights. Each common share entitles the holder to one vote. As of February 22, 2012, there were 90,314,208 common shares outstanding and entitled to vote for each director to be elected and for other matters coming before the annual meeting. Only stockholders of record at the close of business on February 22, 2012 are entitled to vote at the annual meeting of stockholders or any adjournment of the meeting.

Voting

If you hold our common shares in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•	via the internet by logging on to www.eproxy.com/cmo to gain access to the voting site and to authorize the proxies to vote your shares;

•	by calling our transfer agent Wells Fargo at 1-800-560-1965 and following the prompts; or

•	by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Our counsel has advised us these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The deadline for internet and telephone voting is 12:00 p.m. (noon), Central Time, on April 24, 2012. If you prefer, you may bring your proxy to the annual meeting to vote your shares in person.

If a broker, bank or other nominee holds our common shares on your behalf, the voting instructions above do not apply to you. You will receive voting instructions from them.

Counting of Votes

A quorum will be present at the annual meeting if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the annual meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be postponed or adjourned until a quorum has been obtained.

The affirmative vote of a plurality of the common shares cast at the annual meeting is required to elect each nominee to our board (proposal 1). The affirmative vote of a majority of all the votes cast is required to approve the non-binding resolutions regarding the compensation of our executive officers (proposals 2a and 2b), to re-approve the Capstead Mortgage Corporation Amended 2004 Flexible Long-Term Incentive Plan (proposal 3) and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012 (proposal 4). For any other matter, unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of all the votes cast at the annual meeting is required to approve the matter.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to any non-routine matter, including the election of directors (proposal 1), any compensation-related proposal (proposal 2), or adopting, extending or amending compensation plans (proposal 3), unless the brokers have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in these matters.

Brokers may vote at their discretion on all routine matters (i.e. the ratification of our independent registered public accounting firm). Broker non-votes occur when a broker, bank or other nominee holding common shares on your behalf votes the shares on some matters but not others. We will treat broker non-votes as common shares present and voting for quorum purposes and votes not cast in any non-routine matter, including proposals 1, 2 and 3.

Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the votes on proposals 1 through 4, assuming that a quorum is obtained.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by the board.

Right to Revoke Proxy

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information. If you hold our common shares in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	by notifying our secretary in writing of your revocation before your shares have been voted;

•	by signing, dating and mailing a new proxy card to Wells Fargo;

•	by calling Wells Fargo at 1-800-560-1965 and following the prompts;

•	via the internet by logging on to www.eproxy.com/cmo and following the prompts; or

•	by attending the annual meeting with your proxy and voting your shares in person.

If our common shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive information on revoking your proxy.

Notice of Electronic Availability of Proxy Materials

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, this proxy statement and our 2011 annual report are being furnished to our stockholders by posting them online. On or about March 16, 2012, we mailed our stockholders a notice with instructions on accessing these materials and voting online. If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Multiple Stockholders Sharing the Same Address

SEC rules and Maryland corporate law allow for householding, which is the delivery of a single copy of an annual report and proxy statement, or notice of electronic availability, to any household at which two or more stockholders reside if it is believed the stockholders are members of the same family. Duplicate mailings are eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may be required to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold our common shares in your own name as a holder of record, householding will not apply to you.

Extra copies of our annual report and proxy statement may be obtained free of charge by sending a request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4404. You can also obtain copies on our website at www.capstead.com or by calling us toll-free at (800) 358-2323, extension 2339.

Voting Results

Voting results will be announced at the annual meeting and a detail of the voting results will be published in Form 8-K filed with the SEC within four business days of the annual meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

One of the purposes of the annual meeting is to elect seven directors to hold office until the next annual meeting and until their successors have been elected and qualified. In order to understand each nominee’s qualifications to serve as a director, it is important to first review our investment strategy:

We operate as a self-managed real estate investment trust (“REIT”) for federal income tax purposes and earn income from investing in a leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of adjustable-rate mortgage securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.

Set forth below for each director nominee is the name, age, principal occupation, the date elected to our board, board committee memberships held, the number of common shares beneficially held, directorships held with other public companies and certain other biographical information necessary to provide you with a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee.

Also provided below is a brief discussion of our considerations for recommending each of the nominees for director. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event we do not presently expect, the proxy will be voted for a replacement nominee if our board designates one.

The board recommends a vote FOR all nominees.

Nominees for Director

JACK BIEGLER* Private Investments Chairman of the Board Chairman: Executive Committee Member: Audit and Compensation Committees Director since June 2005 Common shares beneficially owned: 41,500 Age 68

Mr. Biegler has served as our chairman of the board since April 2009. Mr. Biegler served as president of Ellison Management LLC from 1996 until his retirement in 2009. From 1980 until its sale in 1996, Mr. Biegler served as chief financial officer (“CFO”) of Ray Ellison Industries, which was involved in the development and construction of single-family homes in San Antonio, Texas. Mr. Biegler serves on the community board of Wells Fargo Bank, San Antonio.

Consideration for Recommendation:   Mr. Biegler worked as a CFO in the single-family homebuilding business for a significant portion of his career and he continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his accounting, financial and real estate-related experience, Mr. Biegler serves as our chairman of the board, chairman of the executive committee and as a member of the audit and compensation committees.

ANDREW F. JACOBS President and Chief Executive Officer Member: Executive Committee Director since July 2003 Common shares beneficially owned: 539,609 Age 52

Mr. Jacobs has served as our president and chief executive officer (“CEO”) since July 2003. He served as our executive vice president – finance from August 1998 to July 2003 and as secretary from April 2000 to July 2003. Mr. Jacobs has served in various other executive positions with us since 1988. In 2009 Mr. Jacobs was elected to serve for a three year term on the board of governors of the National Association of Real Estate Investment Trusts (“NAREIT”) and was appointed founding chairman of NAREIT’s Council of Mortgage REITs. Mr. Jacobs is a member of the executive committee of the Chancellor’s Council of the University of Texas System and the executive council of the Real Estate Finance and Investment Center at the University of Texas at Austin. Mr. Jacobs has been licensed as a certified public accountant since 1984 and holds a Certificate of Director Education from the National Association of Corporate Directors (“NACD”).

Consideration for Recommendation:  Mr. Jacobs has served in an executive capacity for us since 1988. Recognizing the depth of his experience in the mortgage REIT industry over an extended period of time, Mr. Jacobs serves as our president and CEO and as a member of the executive committee.

Nominees for Director

GARY KEISER* Private Investments Chairman: Audit Committee Member: Compensation Committee	Mr. Keiser served as a partner at Ernst & Young LLP from 1980 until his retirement in November 2000. Mr. Keiser began his career with Ernst & Young LLP in 1967.
Director since January 2004 Common shares beneficially owned: 49,886 Age 68

Consideration for Recommendation:    Mr. Keiser worked in the public accounting profession for his entire career, focusing a significant amount of his time on real estate and real estate finance clients. Recognizing the depth of his accounting, mortgage banking and real estate experience, Mr. Keiser serves as the chairman of our audit committee and as a member of our compensation committee.

PAUL M. LOW* Private Investments Chairman Emeritus Member: Governance & Nomination Committee Director since October 1990; and April 1985 to March 1990 Common shares beneficially owned: 79,170 Age 81

Mr. Low has served as chairman emeritus of our board since April 2009. From July 2003 to April 2009 Mr. Low served as our chairman of the board. Mr. Low was CEO of Laureate Inc., a private software company, from March 1997 to his retirement in February 2001. From January 1992 to September 1994, Mr. Low was chairman of the board of New America Financial L.P., a mortgage banking firm he founded. Mr. Low was president of Lomas Mortgage USA, a mortgage banking firm, from July 1987 to December 1990, and served in various other executive positions with Lomas beginning in 1957. Mr. Low served as our senior executive vice president from April 1985 to January 1988.

Consideration for Recommendation:   Mr. Low worked in the mortgage banking industry for most of his career and was a founding member of our board of directors in 1985. Recognizing the depth of his mortgage banking experience over an extended period of time, Mr. Low serves as chairman emeritus and as a member of our governance & nomination committee.

Nominees for Director

CHRISTOPHER W. MAHOWALD* President, RSF Management and RSF Partners Member: Governance & Nomination Committee Director since June 2005 Common shares beneficially owned: 111,659 Age 50

Mr. Mahowald is the managing partner of RSF Partners, a series of real estate private equity funds. Prior to forming RSF in 1997, Mr. Mahowald was a partner with the Robert M. Bass Group where he was a founding principal in several real estate- related private equity funds, including the Brazos Fund, the Lone Star Opportunity Fund and Colony Capital, where he played a key role in the acquisition and management of over $8 billion in real estate-related assets. Prior to joining the Bass Group he was a principal for the Trammell Crow Company where he developed and leased industrial real estate projects. Mr. Mahowald previously served on the boards of two publicly traded real estate finance companies, IMPAC Commercial Holdings and Omega Healthcare (NYSE: OHI).

Consideration for Recommendation:   Mr. Mahowald has worked in or managed a number of different real estate mortgage and equity funds over his career. Recognizing the depth of this experience, Mr. Mahowald serves as a member of the governance & nomination committee.

MICHAEL G. O’NEIL* Private Investments Chairman: Governance & Nomination Committee Member: Audit and Executive Committees Director since April 2000 Common shares beneficially owned: 57,327 Age 69

Until retiring in July 2001, Mr. O’Neil was a director in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, where he had been employed since 1972. In 2009, Mr. O’Neil retired from the board of directors at Massively Parallel Technologies, Inc., a private software technology company specializing in high-speed computing, though he continues to serve on their advisory board. He also served as a director for MobilePro Corp. a publicly traded company, from 2004 to 2008.

Consideration for Recommendation:   Mr. O’Neil worked for a major investment banking firm his entire career, focusing on debt and equity transactions involving U.S. and foreign corporations and U.S. Treasury and mortgage-related securities and various real estate-related entities. He represented his firm as lead underwriter for our initial public offering in 1985. Recognizing the depth of his capital markets experience, and knowledge of a broad spectrum of security types, Mr. O’Neil serves as the chairman of our governance & nomination committee and as a member of the audit and executive committees.

Nominees for Director

MARK S. WHITING* Managing Partner, Drawbridge Partners, LLC Chairman: Compensation Committee Director since April 2000 Common shares beneficially owned: 46,800 Age 55

Mr. Whiting has been the managing partner of Drawbridge Partners, LLC, a real estate investment firm, since September 1998. Mr. Whiting served as CEO and director of TriNet Corporate Realty Trust, Inc., a NYSE listed commercial property REIT, from May 1996 through September 1998 and served as president, chief operating officer and director of TriNet from May 1993 to May 1996. Mr. Whiting currently serves on the board of The Marcus & Millichap Company, a private real estate investment brokerage firm. He has also served as a member of the Stanford University Athletic Board and is on the board of trustees of the Cate School.

Consideration for Recommendation:   Mr. Whiting served as the CEO of a publicly traded REIT and continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his real estate-related experience and having served as a CEO of a public company, Mr. Whiting serves as the chairman of our compensation committee.

*

Indicates an independent director in compliance with Section 303A.02 “Independence Tests” of the New York Stock Exchange (“NYSE”) Listed Company Manual and our Board of Directors’ Guidelines. See the “Board Member Independence” section of this proxy statement for more information.

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our business and affairs are managed under the direction of our board. Members of our board are kept informed of our business through discussions with our chairman, CEO and other executive officers, by reviewing materials provided to them, and by participating in meetings of our board and its committees.

During the year ended December 31, 2011, our board held four regular meetings and five special meetings. In accordance with our Board of Directors’ Guidelines, directors are expected to attend all meetings of our board and meetings of committees on which they serve. Each director standing for re-election attended more than 75 percent of all meetings of our board and committees on which he served.

Attendance at Annual Meeting

In keeping with our Board of Directors’ Guidelines, directors are expected to attend in person our annual meeting. All seven of our directors were in attendance at the 2011 annual meeting on May 4, 2011.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our board affirmatively determine that each of our directors has no material relationship with us that would impair independence. To assist in ascertaining the independence of our directors, each director completed a qualification questionnaire in December 2011. Directors were asked to verify biographical information, service on other company boards and committees, and attendance at our board and committee meetings. They were also asked to affirm compliance with all of the independence standards set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Further, directors were asked to verify their interest in serving on our board in 2012 and their availability and capability to serve, as well as confirm they meet additional qualifications required for continued service as outlined in our Board of Directors’ Guidelines.

After receipt of all completed qualification questionnaires, our governance & nomination committee members were given a copy of each questionnaire, along with information regarding each director’s ownership in our equity securities. At the conclusion of this process, our board affirmatively determined no director, with the exception of Mr. Jacobs who is our CEO, has a material relationship with us that would impair his independence, and each director meets all of the independence requirements set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Therefore, our board is comprised of a majority of independent directors, as required in Section 303A.01 “Independent Directors” of the NYSE Listed Company Manual.

Our Board of Directors’ Guidelines are found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Governance Documents.” Any reference to an independent director herein infers compliance with the NYSE independence tests and our Board of Directors’ Guidelines.

Charitable Contributions

At no time during the preceding three years have we made a contribution to a charitable organization where one of our independent directors served as an executive officer.

Board Member Compensation

Compensation of our independent directors for the fiscal year ended December 31, 2011 is outlined in the following table.

Director Compensation*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Jack Biegler	75,000	52,920	-	-	127,920

Gary Keiser	70,000	52,920	-	-	122,920

Paul M. Low	47,000	52,920	-	-	99,920

Christopher W. Mahowald	45,500	52,920	-	-	98,420

Michael G. O’Neil	63,000	52,920	-	-	115,920

Mark S. Whiting	60,000	52,920	-	-	112,920

*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(a)

Amount represents the aggregate grant date fair value of stock awards based on the closing market price of our common shares on the date of grant, which is recognized as expense on a straightline basis over the related requisite service period. As of December 31, 2011, each of our directors held 4,000 unvested stock awards.

(b)

As of December 31, 2011, each of our directors held exercisable option awards aggregating: 25,000 shares for Mr. Keiser; and 15,000 shares each for Messrs. Biegler, Low, Mahowald, O’Neil and Whiting. No option awards were granted in 2011.

(c)

Dividends paid on unvested stock awards of $6,220 to each of directors for the 2011 fiscal year were excluded because stock awards are valued for compensation cost purposes based on the closing market price of our stock on the date of grant, which is assumed to factor future dividends into its valuation.

Narrative Disclosure to Director Compensation Table

In May 2011 the board modified its independent director compensation program to eliminate the board meeting attendance fee of $2,500 per meeting attended. In place of the board meeting fee, each independent director was instead granted an additional 2,000 shares of common stock. This change was made to increase the amount of compensation paid in the form of equity, as discussed further below. After reflecting this change, our independent directors receive base compensation for their representation on our board at an annualized rate of $40,000 and an annual stock award of 4,000 shares of common stock. The stock award granted on May 4, 2011 will vest in full on April 15, 2012. The chairman of the board receives an additional $20,000 annually, the chair of our audit committee receives an additional $15,000 annually, and the chairs of our compensation and governance & nomination committees each receive an additional $10,000 annually. Committee members receive $1,000 per committee meeting attended. All of our directors receive reimbursement for travel costs and expenses. Employee directors do not receive compensation for serving on our board.

The board believes a meaningful portion of our independent director’s total compensation should be paid in the form of equity awards, as demonstrated by the replacement of the board meeting attendance fees with the grant of additional shares of common stock noted above, in order to better align our independent directors long-term interests to those of our stockholders. Equity awards granted may include (i) stock awards, (ii) option awards or (iii) other incentive-based awards as defined in the Amended and Restated 2004 Flexible Long-Term Incentive Plan.

Stock awards granted to our independent directors provide for vesting in equal annual installments over the requisite service period established by our board, typically one year. Directors are considered owners of the shares and entitled to vote and receive all dividends and any other distributions declared on the shares prior to vesting. Dividends per share or distributions shall not exceed those available to our common stockholders. Unvested shares cannot be sold, transferred or otherwise disposed of for any purpose other than to us. Unvested shares will revert to us in the event a director leaves us for any reason, including termination of directorship by reason of voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of our company, or death of the grantee, in which case all outstanding unvested shares will automatically vest in full.

Option awards granted to our independent directors provide for vesting in equal annual installments over the requisite service period established by our board, typically one year, and expire at the earliest of (i) ten years after date of grant, (ii) six months, or the remaining term of the option if earlier, after the optionee’s termination of directorship by reason of death, resignation, retirement or disability or (iii) on the date of the optionee’s termination of directorship for cause. No option awards will vest after the optionee’s termination of directorship for any reason, including voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of our company, or death of the grantee, in which case all outstanding unvested options will automatically vest in full. Outstanding option awards do not receive dividends prior to exercise and are non-voting.

Leadership Structure

Our board currently separates the roles of chairman and CEO, with the chairmanship held by an independent director. Our board believes the separation of roles, while not required, enhances the board’s oversight of and independence from management, as well as the ability of the board to carry out its roles and responsibilities on behalf of stockholders. This leadership structure also allows the CEO to focus more of his time and energy on operations while providing him more of an opportunity to learn from the experience and perspectives of our chairman and other independent directors.

Our chairman, together with the CEO and with the input from our other directors, oversees the development of board and board committee calendars and meeting agendas, leads the discussion at board meetings, and acts as the primary liaison between the CEO and the board. Our chairman is also available to speak on behalf of our board under certain circumstances and performs other functions and responsibilities as required under our Board of Directors Guidelines or as directed by the board from time to time.

Our Board’s Role in Risk Oversight

Our board recognizes how critical effective risk oversight is in our success and believes that its current leadership structure and operating style, with a board composed of primarily independent directors, its chairmanship separated from our CEO, and experienced executive officers who participate regularly in board and audit committee meetings, enhances risk oversight. Enterprise risks are identified and prioritized by management and reported to the full board on a quarterly basis or as otherwise appropriate, while compliance and financial risks are overseen by the audit committee. The compensation committee considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. Our chairman and other independent directors, themselves all experienced business professionals, are active in raising enterprise risk issues for board consideration and challenging management to address their concerns and see their perspective on these issues.

Guidelines

In 2010, the board adopted a standard for ownership of our common stock by our executive officers and directors for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each of our directors is expected to own shares of our common stock equal to three times the annual cash retainer. For a discussion of ownership standards for our executive officers. See “Analysis and Setting of Executive Compensation” section of the Compensation Discussion and Analysis in this proxy statement.

Hedging Transaction Policy

In 2010 our board adopted a policy which prohibits our employees and directors from entering into transactions to hedge or offset any change in the market value of our common stock.

Board Committees and Meetings

The current standing committees of our board are listed in the table below. Each of these committees has a written charter approved by our board. A copy of the charters can be found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Committee Charting.” The members of the committees and the number of meetings held during 2011 are identified in the table below, and a description of the principal responsibilities of each committee follows.

	Audit	Compensation	Executive	Governance & Nomination

Jack Biegler	X	X	Chair

Andrew F. Jacobs			X

Gary Keiser	Chair	X

Paul M. Low				X

Christopher W. Mahowald				X

Michael G. O’Neil	X		X	Chair

Mark S. Whiting		Chair

Number of Meetings	5	5	0	3

Our audit committee is comprised of three independent directors. This committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; and it provides assistance to our board in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:

•	The integrity of our financial statements and the financial reporting process, including the systems of internal accounting and financial control and disclosure controls and procedures;

•	Our independent registered public accounting firm’s qualifications and independence;

•	Our compliance with legal and regulatory requirements; and

•	The performance of our internal audit function (outsourced to a third party service provider) and our independent registered public accounting firm.

Our board has determined that Messrs. Biegler, Keiser and O’Neil are “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. All members of our audit committee meet the NYSE listing standards and our Board of Directors’ Guidelines for independence of audit committee members, have financial management experience and are financially literate as required by the NYSE Corporate Governance Listing Standards. Our audit committee charter limits the number of audit committees on which committee members may serve to no more than two other public companies, unless our board determines such simultaneous service would not impair the ability of such member to effectively serve. No member of our audit committee currently serves on the audit committee of another public company.

Our compensation committee is comprised of three independent directors. Our board has determined that Messrs. Biegler, Keiser and Whiting are independent in accordance with NYSE listing standards and Item 407(a) of the SEC Regulation S-K. All of our compensation programs are administered under the direction of this committee. This committee is responsible for overseeing our compensation programs including:

•	Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	Evaluating our CEO’s performance in light of those goals and approving compensation consistent with such performance;

•	Approving base salaries, annual incentives and other programs and benefits for our executive officers other than our CEO;

•	Approving compensation programs and benefits for our other employees and directors;

•	Reviewing and coordinating succession plans for our CEO and executive officers; and

•

Reviewing and discussing with the Compensation Discussion and Analysis (“CD&A”) with our executive officers, legal counsel and its compensation consultant, and recommending to our board its inclusion in our proxy statement and annual report on Form 10-K.

Because our CEO determines the responsibilities of each of our executive officers and observes how these responsibilities are carried out throughout the year, he is in the best position to review their performance and make recommendations to the committee regarding all components of compensation for our executive officers, including his own. In its role as the administrator, the committee may exercise its discretion in modifying any of the recommendations and is responsible for ultimately approving all compensation arrangements for our executive officers.

The executive committee is comprised of three directors. During the intervals between meetings of our board, this committee has all of the powers and authority of our board in managing our business and affairs, except those powers that by law cannot be delegated by our board.

The governance & nomination committee is comprised of three independent directors. This committee is responsible for:

•	Recommending nominees to our board for the next annual meeting of stockholders;

•	Overseeing the evaluation of the performance of our board and executive officers from a corporate governance perspective;

•	Identifying qualified individuals to serve on our board consistent with criteria approved by our board; and

•	Developing, recommending to our board, and maintaining our governance policies and guidelines.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, Messrs. Biegler, Keiser and Whiting served on our compensation committee. No member of the compensation committee was at any time during 2011 or at any other time an officer or employee of of ours, and no member had any relationship with us requiring disclosure as a related person transaction in the “Related Person Transactions” section of this proxy statement. None of our executive officers has served on the board or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board or compensation committee during 2011.

Meetings of Non-Management Directors

Non-management directors regularly meet without management present immediately following our quarterly board meetings. Accordingly, such directors met four times in 2011. At these meetings, the non-management directors reviewed strategic issues for consideration by our board, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that our chairman of the board, Mr. Biegler, will preside at such meetings. The chairman is generally responsible for advising our CEO of decisions reached and suggestions made at these sessions. Stockholders and interested parties may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Interested Party and Stockholder Communication with our Board” section of this proxy statement. If non-management directors include a director who is not an independent director, our Board of Director Guidelines require that at least one of the scheduled executive sessions include only independent directors. Presently, all of our non-management directors are independent.

OUR CORPORATE GOVERNANCE PRINCIPLES

Our policies and practices reflect corporate governance initiatives that are compliant with the NYSE listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Directors’ Guidelines, charters for the committees of our board, our Code of Business Conduct and Ethics (applicable to all of our employees, officers and directors) and our Financial Code of Professional Conduct. The corporate governance section can be found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Governance Documents.”

Each of our directors should, to the best of his or her ability, perform in good faith the duties of a director and a committee member in a manner he or she believes to be in our best interests with the care an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when the circumstances would alert a reasonable director to the need thereof. Directors are expected to attend, in person or by telephone, all meetings of our board and meetings of the committees on which they serve, as well as attend in person our annual meeting of stockholders.

Considerations for Nomination

Our governance & nomination committee considers and makes recommendations to our board concerning candidates for election and the appropriate size of our board. In considering incumbent directors, the committee reviews the directors’ overall service during their terms, including the number of meetings attended, level of participation and quality of performance. Other considerations include the directors’ level of ownership in our equity securities and, when applicable, the nature of and time involved in the directors’ service on other boards. The committee reviews the completed qualification questionnaires submitted by incumbent directors (as previously described in the “Board Member Independence” section of this proxy statement) prior to making its recommendation to the board regarding the slate of directors for election at the following year’s annual meeting of stockholders.

In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the committee uses its and management’s network of contacts to compile a list of potential candidates. The committee may also engage, if it deems appropriate, a professional search firm. Candidates are selected on the basis of talent and experience relevant to our business without regard to race, religion, gender or national origin as described in the Board of Director’s Guidelines. Accordingly, the board does not consider diversity in identifying nominees for director in the sense that it is agnostic as to a potential nominee’s characteristics in this regard and does not have any diversity goals or guidelines relative to the overall make-up of the board. Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility. Each candidate should also have a genuine interest in our company, recognize that he or she is accountable to our stockholders (not to interest groups) and have a background that demonstrates an understanding of business and financial affairs and the complexities of a large business organization.

No person shall be eligible to serve as a director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. The committee will consider candidates recommended by stockholders provided stockholders follow the procedures set forth in the “Stockholder Procedures for Director Candidate Recommendations” section of this proxy statement. The committee evaluates a candidate using the criteria set forth above regardless of who nominated the candidate.

Service on Other Boards

Our Board Of Directors’ Guidelines prohibit our directors from serving on more than four boards of other public companies and recommends its audit committee members serve on the audit committee of no more than two other public companies. In addition, our CEO’s service is limited to two other public company boards. Presently, none of our board members, including our CEO, serve on another public company’s board.

Mandatory Resignation

Our Board of Directors’ Guidelines require a director to promptly submit a letter of resignation to our governance & nomination committee if the director (i) changes substantially his or her principal occupation or business association for any reason other than retirement or retirement planning, (ii) declares or is otherwise involved in a personal bankruptcy or bankruptcy of a business in which he or she is a principal or (iii) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation.

Our board, excluding the resigning director, will make a decision regarding the resignation within a reasonable amount of time following receipt of the recommendation by the governance & nomination committee. If a decision is made to accept the resignation, the director’s resignation shall be effective immediately. A director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust shall resign effective immediately. An employee director must resign from our board, unless a majority of our board determines otherwise, once he or she ceases to be employed by us whether due to retirement or otherwise.

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Director Candidate Recommendations

Our governance & nomination committee will consider written director candidate recommendations made by stockholders to our secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404. Electronic or facsimile submissions will not be accepted. For the committee to consider a candidate, submissions must include sufficient information concerning the recommended individual including biographical data such as age; employment history; a description of all businesses that employ or employed the candidate, including the name and phone number of the businesses; a list of board memberships the candidate holds, if any; and additional information that would provide a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee in light of our Company’s business and structure. In addition, the candidate should affirm he or she can read and understand basic financial statements and consent to stand for election, if nominated by our board, and serve, if elected by our stockholders.

Once a fully complete recommendation is received by the governance & nomination committee, the candidate is sent a questionnaire that requests additional information regarding independence, qualifications and other information to assist the committee in evaluating him or her, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Further, the questionnaire provides that the individual must grant consent to us to conduct a confidential background search of the individual to the extent allowable under federal, state and local legislation. The recommended candidate must return the questionnaire within the time frame as outlined in the following sentence to be considered for nomination by the committee. Recommendations for which we have received completed questionnaires by November 16, 2012 will be considered for candidacy for the 2013 annual meeting of stockholders. Completed questionnaires received after November 16, 2012 will be considered for candidacy for the 2014 annual meeting, if not earlier withdrawn.

Interested Party and Stockholder Communication with our Board

Interested parties and stockholders who wish to contact any of our directors either individually or as a group may do so by calling toll-free (800) 358-2323, by writing to them care of Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 or via e-mail at directors@capstead.com. Interested party and stockholder calls, letters and e-mails are screened by company personnel based on criteria established and maintained by our governance & nomination committee, which includes filtering out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries.

Director Orientation and Continuing Education

Our board and executive officers conduct a comprehensive orientation through a review of background material and meetings with our executive officers to familiarize new directors with our vision, strategic direction, core values, ethics, financial matters, corporate governance practices and other key policies and practices. Our board recognizes the importance of continuing education for directors and is committed to providing such education to improve the performance of our board and its committees. Our executive officers assist in identifying and advising our directors about opportunities for continuing education including conferences provided by independent third parties. Mr. O’Neil attended KPMG’s Spring Audit Committee Roundtable Series in June 2011. Mr. Biegler attended Stanford University’s Director College in June 2011. In connection with maintaining his license as a certified public accountant, Mr. Jacobs is required to earn and report to the Texas State Board of Public Accountancy at least 120 continuing education credit hours over each three-year period.

Annual Board Evaluation and Individual Director Self-Evaluations

Section 303A.09 “Corporate Governance Guidelines” of the NYSE Listed Company Manual requires listed company boards to conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. Therefore, approximately 30 days prior to our annual board meeting (generally held immediately following the annual meeting of stockholders) we provide each director a board self-evaluation questionnaire and a self-evaluation questionnaire corresponding to each committee on which he or she serves. All questionnaires are returned to us prior to our annual board meeting. Completed committee questionnaires are given to the committee chair to review and discuss during the next scheduled committee meeting, and the director who presides at the non-management director meetings receives the board self-evaluation questionnaires to review and discuss with directors at our annual board meeting.

EXECUTIVE OFFICERS

The following table shows the names and ages of our current executive officers, and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

	Age	Title

Andrew F. Jacobs	52	President and Chief Executive Officer

Phillip A. Reinsch	51	Executive Vice President, Chief Financial Officer and Secretary

Robert R. Spears, Jr.	50	Executive Vice President – Director of Residential Mortgage Investments

Michael W. Brown	45	Senior Vice President – Asset and Liability Management and Treasurer

For a description of Mr. Jacobs’ business experience, see the “Election of Directors” section of this proxy statement.

Mr. Reinsch has served as our executive vice president, CFO and secretary since July 2006. He served as our senior vice president, CFO and secretary from July 2003 to July 2006. Mr. Reinsch has served in various other executive positions with us since March 1993. Mr. Reinsch was employed by Ernst & Young LLP from July 1984 to March 1993, last serving as an audit senior manager. Mr. Reinsch has been a licensed certified public accountant since 1988.

Mr. Spears has served as our executive vice president – director of residential mortgage investments since July 2006. Prior thereto, Mr. Spears had served as our senior vice president – asset and liability management since February 1999. From April 1994 to February 1999, he served as our vice president – asset and liability management. Mr. Spears was employed by NationsBanc Mortgage Corporation from April 1990 to April 1994, last serving as vice president – secondary marketing manager.

Mr. Brown has served as our senior vice president – asset and liability management and treasurer since July 2006. Prior thereto, Mr. Brown had served as our vice president – asset and liability management and treasurer since June 1999. Mr. Brown has been associated with us since July 1994.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The compensation committee of our board has responsibility for establishing, implementing and monitoring adherence to our compensation programs and practices and ensuring that the total compensation paid to our executive officers is fair, reasonable, competitive and aligned with the interests of our stockholders.

Our compensation philosophy is to provide competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value. We incorporate a pay-for-performance philosophy into the design of our compensation programs by linking each compensation element directly to our operating performance in some manner. The primary elements of our compensation programs are base compensation, annual incentives, long-term equity-based awards and to a lesser extent, other benefits or agreements. In 2011, approximately 34% of our executive officers’ current base compensation was linked directly to our payment of common dividends through the use of dividend equivalent rights, which are a form of phantom stock that entitles the holders to quarterly payments mirroring our per share common stock dividend payments. Pursuant to the formula adopted by the committee for establishing an annual bonus pool, the amount available for bonus payments to our executive officers from our annual incentive program is dependent upon our annual operating performance exceeding a minimum performance threshold. Thus, if our operating performance is less than the minimum performance threshold, no bonus pool will be established pursuant to the formula. In addition, the formula caps annual incentive compensation at  1/2 of one percent of our average investment capital. Finally, all of the long-term equity-based stock awarded to our executive officers since 2008 has been performance-based, whereby vesting of the awards is dependent upon cumulative three-year operating performance periods exceeding minimum performance thresholds. Failure to achieve the minimum performance thresholds will result in the deferral and possibly the forfeiture of the related performance shares. In all, over 75% of executive compensation in 2011, as measured for proxy statement purposes, was performance-based.

For the fourth consecutive year, the committee commissioned and reviewed a comprehensive study of our executive compensation programs and practices relative to our peers. The study was prepared by the committee’s independent advisor. The study, which was presented to the committee in July 2011, focused on 2010 compensation information presented by our peers in their most recent proxy statements. The study illustrated that Capstead had performed well in 2010 and had significantly outperformed the peer group for the three-year period ended December 31, 2010. In its meetings in July and December 2011, the committee considered the performance of our executive officers, individually and as a group, the results of the 2011 study, and our anticipated operating results for 2011 and took the following actions:

(i)	In July 2011, the committee approved base salary increases and the issuance of additional dividend equivalent rights, together approximating 9% of the overall executive officers’ base salaries.

(ii)

In December 2011, the committee awarded annual incentive payments to all of our employees in the aggregate amount of approximately $5.7 million, of which $4.8 million was paid to our executive officers. As was the case for 2010, the amount paid from the annual incentive pool was capped at  1/2 of one percent of our average investment capital. In addition, the committee again exercised its discretion to pay 50% of the amount awarded to the executive officers in cash and 50% in fully vested shares of company’s common stock.

(iii)

In December 2011, the committee awarded 132,490 shares of performance-based stock to all of our employees, of which 99,316 shares valued at approximately $1.3 million were awarded to executive officers. Vesting provisions on these performance-based stock awards have multi- year minimum performance thresholds similar to prior year awards and will accrue dividends equal to the actual per share dividends declared during the period. The payment of such dividends will not be made until after the performance conditions of the underlying shares have been met.

Compensation Philosophy

Our compensation philosophy is to provide competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value. This pay-for-performance philosophy is the cornerstone of all of our compensation programs. The committee believes that a company’s executive compensation practices are a window through which the outside world, and most importantly the company’s stockholders, sees an organization’s priorities and core values. The committee also considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. The committee recognizes that the creation of stockholder value ultimately rests with management and the successful execution of our business strategies under changing economic conditions. The committee also recognizes the complexities of managing a large portfolio of residential mortgage securities and has sought to design compensation programs that take into account annual operating performance, portfolio positioning and the overall creation and preservation of stockholder value. Further, the committee recognizes that compensation decisions are complex and can only be made after careful consideration of (i) our performance measured against our stated business objectives, (ii) each executive’s individual performance and contribution toward our business objectives, (iii) the amounts and form of prior compensation to such executive, and (iv) the performance and compensation practices of other companies similar to us. Finally, it is the intent of the committee that the types of compensation and benefits described herein that are provided to our executive officers generally be comparable to those provided to our other officers and employees.

In 2010, the committee adopted a series of policies applicable to our executive officers to bolster our pay-for-performance philosophy. These policies, which are ongoing, seek to further link our executive officers’ interests to our long-term financial success and include (i) establishing minimum standards for appropriate levels of ownership of our common stock, (ii) requiring the forfeiture of certain bonuses and profits by our executive officers if the company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct and (iii) prohibiting our executive officers from entering into transactions to hedge or offset any change in the market value of the company’s common stock held by the executive.

Our Recent Performance

Our stockholders and other investors have entrusted us with $1.4 billion in investment capital, which includes $1.3 billion of common and preferred stockholders’ equity and $100 million of long-term unsecured borrowings. In making performance comparisons between us and our peers, the committee uses total return on both common book value and average investment capital. The committee uses the average investment capital calculations in an effort to account for differences in capital structures as well as the disparity in size of our peers, making certain comparisons between us and our peers more relevant.

During 2011, we increased our holdings of ARM residential mortgage pass-through securities guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae, referred to as agency-guaranteed securities, by $3.75 billion or 44% to $12.26 billion at December 31, 2011, funded by $237 million in new common and preferred equity capital raised in 2011, and increased borrowings under repurchase arrangements. With this portfolio growth, portfolio leverage (repurchase arrangements and similar borrowings divided by long-term investment capital) increased to 8.15 to one by December 31, 2011 from 6.91 to one at December 31, 2010. The increase in leverage in 2011 reflects a releveraging of our investment capital from the unusually low levels experienced the prior year as a consequence of high levels of mortgage prepayments associated with Fannie Mae’s and Freddie Mac’s programs to buyout backlogs of seriously delinquent loans from their guarantee portfolios during 2010. We believe borrowing at current levels represents an appropriate and prudent use of leverage for an agency-guaranteed mortgage securities portfolio in today’s market conditions, particularly for a portfolio consisting almost entirely of short-duration ARM securities.

Our net income in 2011 totaled $160 million or $1.75 per diluted common share compared to $127 million or $1.52 per diluted common share in 2010. The increase in net income can largely be attributed to increases in our average outstanding portfolio. Total financing spreads (the difference between yields on interest-earning assets and rates on interest-bearing liabilities), averaged 156 basis points for the year ended December 31, 2011, compared to 174 basis points during 2010. Lower financing spreads in 2011 reflect the effects on portfolio yields of ARM loan coupon interest rates underlying the portfolio continuing to reset lower to more current rates, as well as lower yields on acquisitions. The effect on financing spreads of lower portfolio yields was partially offset by lower borrowing rates as higher cost interest rate swap agreements matured and were replaced with new swap agreements at lower rates. Additionally, amortization of investment premiums had less of an impact on yields in 2011 because mortgage prepayment rates were lower compared to the high levels experienced in 2010 as previously discussed. Total general and administrative expenses, including personnel-related costs and other general and administrative expenses, increased slightly to $16.3 million in 2011, but declined as a percentage of average investment capital to 1.27%, compared to $16.0 million or 1.43% in 2010, making us one of the lowest cost providers as a percentage of average investment capital in the agency-REIT peer group.

Our book value of $12.52 per common share at December 31, 2011 increased $0.50 from our December 31, 2010 book value of $12.02 per common share. We declared common dividends of $1.76 per share in 2011 and, together with the increase in our book value per common share, our total return on our beginning book value was 18.8% in 2011 compared to 12.8% in 2010. For the three year period ended December 31, 2011, our annualized total return on common book value averaged 32.4%.

Analysis and Setting of Executive Compensation

In May 2011, the committee commissioned Pay Governance LLC, an independent consulting firm focused on delivering executive compensation advisory services, to perform a comprehensive study of our executive compensation programs and practices, and to advise us on the design, effectiveness and competitiveness of these programs relative to those of our peers. Pay Governance reports directly to the committee and, other than conducting this study and a similar study related to non-employee directors’ remuneration, does not provide us with any other services. Therefore Pay Governance meets the advisor independence requirements set forth in Section 952 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

In beginning its 2011 study, Pay Governance met with members of the committee and our CEO to discuss our compensation philosophy, our current compensation programs and the appropriate composition of our peer group. It was discussed how in the previous year the committee had expanded its peer review to use additional market reference groups to improve the committee’s market perspective on executive compensation. It was noted that the results of the expanded peer review in the prior year concluded that our company outperformed most companies in each of the reference groups identified, and that pay levels of our executive officers appeared to be consistent with or below pay levels relative to our performance when compared to the reference groups. The committee noted while the expanded peer review in 2010 was informative, they did not believe it was necessary to perform such an expanded review every year. As a result, the committee concluded that the 2011 study would compare our pay and performance only to companies primarily investing in agency-guaranteed residential mortgage securities. This comparator group (the “Agency-REIT Peer Group”) consisted of the following publicly traded companies:

Internally Managed Peers (average investment capital*):

•	Annaly Capital Management, Inc. ($10.2 billion);
•	Anworth Mortgage Asset Corporation ($958 million);
•	Dynex Capital, Inc. ($212 million);
•	MFA Financial, Inc. ($2.2 billion); and
•	New York Mortgage Trust, Inc. ($127 million).

Externally Managed Peers (average investment capital*):

•	American Capital Agency Corp. ($859 million);
•	ARMOUR Residential REIT ($52 million);
•	CYS Investments, Inc. ($391 million);
•	Hatteras Financial Corp. ($1.0 billion); and
•	Two Harbors Investment Corp. ($220 million).

* Average investment capital is for the year ended December 31, 2010.

In its discussion with the committee regarding the composition of the Agency-REIT Peer Group, Pay Governance noted that our average investment capital in 2010 was $1.1 billion. While the capital structures and/or amount of capital under management of the peer companies varied considerably, the business model for each was substantially similar to ours, including MFA Financial, Inc. which directs a portion of its capital to non-agency residential mortgage securities. Pay Governance noted that to take into account differences in capital structures and the disparity in size of the peer companies, that they would adjust the reported results for each of the companies as a percentage of each company’s average investment capital. After careful consideration, the committee concluded that this group was appropriate for purposes of Pay Governance’s 2011 executive compensation study.

In beginning its study of the Agency-REIT Peer Group, Pay Governance reviewed certain information disclosed in each of the peer companies’ 2011 proxy statements and other filings with the SEC. In addition to a review of similar information for the company, Pay Governance reviewed information provided by our CEO, including (i) multi-year tally sheets for our executive officers setting forth each element of compensation paid during the previous three years, (ii) information regarding vested and unvested option and stock awards, and (iii) the total amount and value of all shares of common stock held by the executive officers. Our CEO also provided Pay Governance an analysis of our operating performance and our general and administrative expenses as a percentage of investment capital in comparison to our peers over the previous three years. Next, Pay Governance prepared an analysis that encompassed both an examination of our operating performance relative to the peer companies and an examination of our compensation levels relative to the peer companies that are internally managed. Specifically, Pay Governance provided the committee with historical performance information for each of the peer companies, including total return on book value, total shareholder return, cost structures utilized, structure of management arrangements, general and administrative expenses, and executive compensation arrangements, noting and adjusting for differences in internally-managed companies as compared to externally-managed companies.

For comparability, Pay Governance classified our general and administrative expenses within the following three categories:

•	Compensation-related expenses, including, but not limited to, salary, annual incentive compensation and long-term equity based awards;

•	Management-related expenses, including, but not limited to, rent, utilities, systems, market data services, travel costs and other general office expenses; and

•

Corporate-related expenses, including, but not limited to, director fees and expenses, legal fees, accounting fees, entity–related insurance costs and certain other costs associated with operating a publicly-listed company.

In order to take into account differences in capital structures and the disparity in size of the peer companies and to improve the comparability of the data, Pay Governance adjusted the reported results for each of the companies to a percentage based on each company’s average investment capital. In doing so, Pay Governance calculated for each company the percentage of (i) the aggregate of our compensation-related and management-related expenses to the base management fee percentage of the externally managed peer companies, (ii) the aggregate of our general and administrative expenses to the total general and administrative expenses of both the externally and internally managed peers, and (iii) each component of compensation paid to our executive officers to that of the executive officers of the internally managed peer companies; each divided by each company’s average investment capital. The committee agreed that by comparing these costs as a percent of average investment capital, it is able to more accurately make comparisons within the peer group.

In presenting the results of its compensation study to the committee, Pay Governance reported that our total return on beginning book value for the one and three years ended December 31, 2010 was 12.8% and 30.8%, respectively. They noted that when this operating performance is compared to the Agency REIT Peer Group, but only considering those peers operating for the entire performance period, our performance among this peer group ranked us at the 40th and 100th percentile for the one and three year periods, respectively. Pay Governance pointed out to the committee that while our company’s longer-term performance continues to rank among the highest of the peer companies in terms of total return on beginning book value, the compensation paid to our executive officers continues to lag the compensation of our peers. To demonstrate this point, Pay Governance calculated for each of the internally managed peer companies the percentage of aggregate executive compensation for the top four executive officers to their company’s average investment capital and multiplied the results by our average investment capital. Pay Governance explained how this calculation adjusted for the size disparity within the peer group. The results showed that the median aggregate executive officer compensation for the internally managed peer companies was $9.5 million. By comparison, Pay Governance noted that the total compensation paid to our executive officers was $7.9 million or $1.6 million less than the median for the peers.

Pay Governance also noted that when compared to a narrower group of peers with investment capital more in line with ours, namely Anworth Mortgage Asset Corporation and MFA Financial, Inc., compensation practices we implemented over the last several years had helped reduce the gap in compensation for our executives. Pay Governance further noted that our overall compensation structure needed to be monitored on an ongoing basis to ensure the committee’s compensation objectives are being satisfied. Pay Governance then discussed how the overall structure of our compensation program links certain performance metrics to executive compensation. This direct connection effectively creates a variable component for certain elements of compensation and places a significant portion of the executive officers’ current and long-term compensation at risk of loss or reduction.

During the year Pay Governance also updated the committee regarding the status of regulations affecting executive compensation included in the Dodd-Frank Act. The committee discussed the various policies adopted in the prior year including (i) the forfeiture of certain bonuses and profits by our executive officers if the company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct, (ii) a prohibition on transactions designed to hedge or offset any change in the market value of the company’s common stock held by our executives and (iii) independence requirements for members of the committee and any compensation consultant, legal counsel, or other adviser.

The committee also reviewed the ownership policy of our common stock by our executive officers and directors adopted in the prior year and concluded that such ownership thresholds remained appropriate. The policy states that only shares owned and 60% of unvested service-based stock awards (the approximate after-tax value of the awards) will be considered toward the ownership threshold. Performance-based stock awards are excluded from consideration until the related performance threshold has been achieved. Our executive officers and directors are required to achieve the minimum equity investment, or threshold, within five years from the date he or she first becomes subject to the guidelines. Prior to attaining the minimum ownership threshold and upon vesting of any stock award or exercise of any stock option, an executive officer or director may surrender shares to satisfy applicable taxes and the share equivalent for the aggregate strike price for the option exercise, but shall retain all remaining shares until such time as the ownership threshold has been satisfied. The individual ownership threshold and effective ownership of our common stock by our executive officers as a percent of base salary at December 31, 2011 was as follows:

Covered Party	Ownership Threshold	Effective Ownership*
Chief Executive Officer	500%	508%
Director of Residential Mortgage Investments	400%	426%
Chief Financial Officer	300%	420%
Other Named Executive Officers	300%	420%

*    Effective ownership of common stock considered for purposes of measuring an executive officer’s ownership threshold adopted by the board in 2010 differs from the amount reported for an executive officer on SEC Form 4 because the threshold calculation adopted by the board includes only owned shares and 60% of the executive officer’s unvested service-based stock awards, while excluding all of an executive officer’s unvested performance-based.

A discussion of how our compensation practices operate within our overall risk management policies is set forth more fully below under “Discussion of Components of Executive Compensation” section of this Compensation Discussion and Analysis.

Role of CEO in Compensation Decisions

As in prior years, our CEO reviews the performance of each of our executive officers, researches and analyzes compensation programs and practices of our peers and makes recommendations to the committee regarding all elements of compensation to the executives, including his own. Although our CEO typically attends each of the committee meetings, the committee will request that he leave the meetings after he presents his findings and recommendations. In mid-2011 he provided Pay Governance and the committee information about our compensation programs and practices, and he participated in the committee discussions regarding the analysis and findings from the Pay Governance compensation study. In December following the announcement of our fourth quarter 2011 dividend, he provided the committee our anticipated operating results for 2011, including certain performance-related schedules, and again participated in the committee discussions.

The committee recognizes that as administrator of our compensation programs it is responsible for any and all decisions regarding compensation for our executive officers. Only after careful deliberation and consideration of factors deemed relevant by the committee, including information and recommendations provided by our CEO and the advice of Pay Governance, will the committee make its independent decisions regarding compensation for our executive officers.

Discussion of Components of Executive Compensation

Base Compensation. Base compensation for our executive officers currently consists of a combination of base salaries and dividend equivalent rights. Base salary adjustments and the grant of additional dividend equivalent rights, if any, for each of our executive officers (including our CEO) is recommended by our CEO and considered by the committee annually. The committee believes the CEO is in the best position to determine the responsibilities of each executive officer and observe how well each executive performs his responsibilities. All base compensation determinations are ultimately approved based on the considerations discussed in the “Compensation Philosophy and Objectives” section of this Compensation Discussion and Analysis.

As previously discussed, the committee sought independent advice from Pay Governance in determining the competitiveness of our executive compensation program. In comparing our executive officers’ compensation to the internally managed Agency-REIT Peer Group, Pay Governance observed that base compensation paid to our executive officers in the prior years appeared low on an absolute basis and as a percent of average investment capital and suggested increasing the base salaries of the executive officers. The proposed increase would increase the base compensation of our executive officers from $2.5 million to $2.8 million. Pay Governance then discussed how dividend equivalent rights granted in previous years had provided a variable performance element to the current compensation of our executive officers and had helped to reduce the shortfall relative to market observations in prior years. Each dividend equivalent right represents a notional “phantom” share of our common stock, which entitles the holder to a cash payment equal to the per share dividend amounts declared on a single share of our common stock for a specified period of time. Dividend equivalent rights represent the right to receive cash payments if, and only to the extent, our common stockholders receive cash dividends during the period the dividend equivalent rights are outstanding. In this manner, such cash payments to our executive officers are directly tied to our payment of common dividends, and thus are tied directly to our performance.

In arriving at its decisions to make adjustments, the committee considered our company’s continued outstanding performance and our performance compared to our peers, also recognizing that the base salaries of our executive officers had historically lagged those of our peers. The committee discussed how dividend equivalent rights provide an appropriate linkage of our executive officers’ base compensation to the actual dividends paid to our common stockholders. Based on these factors and advice from Pay Governance, the committee determined that the shortfall in base compensation relative to the market observations should be addressed through an increase in the executives’ base salaries and the grant of additional dividend equivalent rights. After careful deliberation and consideration, the committee approved base salary increases for our executive officers averaging 4% and the grant of an aggregate of 72,000 additional dividend equivalent rights, which were intended to approximate 5% of the executive officers’ base salaries based on the then current dividend. The amounts of dividend equivalent rights granted to the executive officers were as follows: 27,000 for Mr. Jacobs, 16,000 for Mr. Reinsch, 19,000 for Mr. Spears and 10,000 for Mr. Brown. The expiration date for the newly granted dividend equivalent rights was set at July 1, 2014 and the expiration dates for dividend equivalent rights previously granted were extended one year to also expire July 1, 2014. After considering the base salary adjustments effective July 1, 2011 and the grant of additional dividend equivalent rights, the annualized base salary and number of dividend equivalent rights outstanding for each of our executive officers and all other officers and employees were as follows:

Name	Annualized Base Salary	Number of Dividend Equivalent Rights
Andrew F. Jacobs	$ 720,000	200,000
Phillip A. Reinsch	400,000	129,000
Robert R. Spears, Jr.	505,000	185,000
Michael W. Brown	270,000	68,000
All other officers and employees	1,002,000	–

Annual Incentives.      Our committee believes that our executive officers, as well as our other officers and employees, should have an opportunity to participate in an annual incentive pool tied to a performance threshold determined by the committee. The committee has historically utilized a performance-based formula to establish an annual incentive guideline to determine the amount available for payment to all employees, including our executive officers. The amount available for annual incentive payments is sometimes referred to as the “bonus pool.”

Pay Governance noted that in 2009 the committee had established a maximum amount, or cap, available to be paid in any one year of 50 basis points multiplied by our average investment capital, as defined below. This cap helps manage the aggregate size of the bonus pool, while continuing to provide an appropriate incentive opportunity for our executive officers. Pay Governance also noted that in early 2011 the committee modified the formula for calculating the incentive pool to raise the performance bar. As more fully discussed below, the minimum performance threshold for 2011 was amended to be the greater of (i) 10% or (ii) the average 10-year U.S. Treasury rate plus 200 basis points (the greater number being the “minimum performance threshold”). In consideration for the change, the committee felt the elevated target would be appropriate for the 2011 incentive bonus pool given the then-expected regulatory and economic environment, including continued low U.S. Treasury rates. The committee also believed the increased minimum performance threshold would adequately reward our executives for a higher shareholder return while preventing the bonus pool cap from becoming the de facto bonus pool. The committee also determined that the best practice will be to continue to review the annual incentive bonus formula each year in light of that year’s expected regulatory and economic environment.

The annual incentive formula approved by the committee for 2011 provides that unless our “annual earnings” expressed as a percentage of “average investment capital” exceeds the minimum performance threshold (as these terms are defined below), no bonus pool will be established pursuant to the formula. Notwithstanding the use of a formula to calculate the amount available for the bonus pool, the committee retains complete discretion to (i) determine the amount actually awarded; (ii) allocate any such amount among our executive officers and other employees, and (iii) determine the form of any such awards (e.g. cash versus equity awards). The committee excludes certain items from the definitions of annual earnings and average investment capital in an effort to minimize the impact on annual performance of timing considerations for transactions and to direct the focus of our executive officers to our ongoing business. The committee believes this approach should promote a longer-term performance focus among the executives. Accordingly, for purposes of the calculation, annual earnings and average investment capital are defined as follows:

“annual earnings” is defined as net income excluding (i) incentive compensation expense, (ii) any gain or loss from asset sales or write downs, including impairment charges, and (iii) interest on unsecured borrowings, net of equity in the earnings of related statutory trusts; and

“average investment capital” is defined as average stockholders’ equity and unsecured borrowings, net of related investments in statutory trusts, excluding (i) accumulated other comprehensive income (loss), (ii) incentive compensation accruals, (iii) any gain or loss from asset sales or write downs incurred since 2006, including impairment charges, and (iv) interest accrued on unsecured borrowings.

The first step in determining the amount of the bonus pool is to ascertain if our performance exceeded the minimum performance threshold. To make this determination, annual earnings is divided by average investment capital. The resulting “earnings ratio,” expressed as a percentage, is then compared to the performance threshold set by the compensation committee. As noted above, the minimum performance threshold for 2011 was set as the greater of (i) 10% or (ii) the average 10-year U.S. Treasury rate plus 200 basis points. If the resulting earnings ratio is less than the minimum performance threshold, no bonus pool will be established pursuant to the formula. If the earnings ratio exceeds the minimum performance threshold, the following formula is utilized to determine the bonus pool:

First, the excess of the earnings ratio over the minimum performance threshold is multiplied by average invested capital to determine the “excess earnings amount.”

Next, the excess earnings amount is multiplied by a participation rate established at the beginning of the year, currently 10%, to establish the bonus pool amount.

Recognizing that the formula is intended to serve as a guideline for the creation of a bonus pool, the committee retains the power to act in the best interests of stockholders in compensating our executive officers, while still providing a mechanism to closely align incentive compensation with that of our peers in an effort to retain key employees and ultimately enhance stockholder value. As a result, the committee is not limited to the amount, if any, established by the formula in determining the actual amount to be distributed and similarly, may not pay out the full amount established by the formula.

After the announcement in December of our fourth quarter 2011 common stock dividend, our CEO reported to the committee an estimate of the bonus pool expected for 2011. He noted that our annual earnings and our average investment capital for purposes of the incentive formula was expected to total $175 million and $1.14 billion, respectively, representing an earnings ratio of 15.4%, which exceeded the minimum performance threshold of 10%. He then reported that the excess earnings amount per the formula was expected to be over $61 million, and that while the formula itself would have provided for a bonus pool of $6.1 million, the annual cap established by the committee limited the amount of the bonus pool to $5.7 million. He then made his recommended allocation of the bonus pool among our executive officers and other officers and employees. After careful deliberation and consideration of factors deemed relevant by the committee, including minimum share ownership guidelines, the committee awarded our executive officers and all other officers and employees incentive compensation as follows:

	2011 Annual Incentive Compensation
Name	Paid in Cash	Paid in Stock	Total Paid
Andrew F. Jacobs	$870,000	$870,000	$1,740,000
Phillip A. Reinsch	500,000	500,000	1,000,000
Robert R. Spears, Jr.	690,000	690,000	1,380,000
Michael W. Brown	325,000	325,000	650,000
All other officers and employees	927,000	–	927,000

Our committee exercised its discretion regarding the form of payment under the annual incentive compensation program determining that it would be appropriate to pay one-half of the 2011 bonus amounts to our executive officers in fully vested common stock. The committee believes that the common stock grants made as part of this year’s annual incentive compensation, when considered together with the annual grant of longer-term performance-based equity awards and the share ownership guidelines, provides an appropriate alignment of our executive officers’ interests with those of our stockholders. The amount paid in stock represents the gross amount distributable from the 2011 annual bonus pool to be paid in shares of common stock; however, the actual grant date fair value of shares received by our executive officers was less than the amount reported in the above table because of shares surrendered for the payment for applicable taxes. The grant date fair value of the shares received and shares surrendered for the payment of applicable taxes was determined based on the closing common stock price on January 3, 2012 of $12.60. After the surrender of shares for the payment of applicable taxes, the grant date fair value of shares awarded to each of the executive officers was: $571,448 for Mr. Jacobs, $367,756 for Mr. Reinsch, $472,765 for Mr. Spears and $239,035 for Mr. Brown.

Long-Term Equity-Based Awards. Our committee believes all of our employees should have an ongoing stake in the long-term success of our business, and that our executive officers should have a meaningful portion of their total compensation paid in the form of equity awards. This element of the compensation program is intended to align our executives’ long-term interests with those of our stockholders, while providing incentives to our executives to remain with the company, through the granting of (i) restricted stock awards, (ii) option awards or (iii) other incentive-based equity awards as defined in our Amended and Restated 2004 Flexible Long-Term Incentive Plan, each of which are designed to create value for our stockholders and promote our long-term growth and success. This plan is currently on the ballot for re-approval by our stockholders as Proposal Four at this annual meeting. The plan is administered by the committee and was designed to promote the interests of our stockholders by enabling us to attract, motivate, reward and retain our executive officers, employees and directors and to encourage the holding of proprietary interests in the company by our key employees.

As previously discussed, in making its 2011 compensation decisions, the committee sought independent advice from Pay Governance to determine the competitiveness of our executive compensation programs. Pay Governance discussed with the committee how the use of longer-term equity-based stock awards had augmented the annual incentive compensation program for our executive officers, and how our overall risk management policies impact our earnings, dividends and book value over time. Pay Governance also noted that long-term performance-based stock awards in prior years had represented approximately 66% of the executive officers’ base salaries. Pay Governance recommended to the committee that long-term performance-based stock awards continue to be made as they are necessary to maintain the competitiveness of our compensation programs and to provide a long-term horizon for aligning our executive officers’ compensation with the interests of our shareholders.

Based on guidance from Pay Governance and other factors, including share ownership guidelines, the committee concluded that it was appropriate to evaluate the granting of long-term performance-based stock awards independent of the annual incentive program even though a portion of the 2011 incentive compensation would be paid in the form of equity. The committee also decided that long-term performance-based stock awards should continue to be considered annually as they represent a material part of our overall compensation program. The committee then discussed the performance metrics used for the prior year performance-based stock awards and concluded that the same performance metrics should be used for the current year awards. The committee also discussed how the deferral of dividends on the performance-based stock awards being considered would impact the value of the shares. After careful deliberation and consideration of factors deemed relevant by the committee, including the deferral of dividends on such shares and the share ownership guidelines, the committee approved granting the following performance-based stock awards to our executive officers and our other officers and employees:

Name	Number of Performance-Based Stock Awards	Grant Date Fair Value of Performance-Based Stock Awards
Andrew F. Jacobs	37,735	$480,000
Phillip A. Reinsch	20,964	266,667
Robert R. Spears, Jr.	26,467	336,667
Michael W. Brown	14,150	180,000
All other officers and employees	33,174	422,056

Consistent with prior year grants, the specific dollar amount of stock awards granted to each of our executives was based on a targeted grant of 66% of each executive officer’s base salaries.

The performance-based stock awards were valued at $12.72 per share, the closing price of our common stock on the December 15, 2011 grant date, and vest 50% at the end of the third year following the year of grant, provided the company meets the related performance criteria over the three-year period, and 50% at the end of year four, provided the company meets the performance criteria over that three-year period. The basic definitions used for measuring the performance criteria for purposes of vesting are similar to the annual incentive formula, but measured over two, three-year performance periods using a minimum performance target representative of our long-term financial success and the creation of stockholder value. The performance criteria will be met if the company’s three-year annualized return on average investment capital exceeds a performance threshold equal to the greater of (i) 8% or (ii) the average 10-year U.S. Treasury rate plus 200 basis points. The committee believed that the amount of the grant was significant enough to incentivize our executives to strive for above-average stockholder returns, and the three-year performance period for vesting purposes will help to focus our executive officers’ attention on long-term performance. The performance-based stock awards granted will be entitled to dividends equal to the actual per share dividend declared during the period, but the payment of such dividends will not be made until after the performance conditions of the underlying shares have been met. If the company fails to exceed the performance threshold at any vesting date, vesting will be deferred and re-measured the following year. All unvested shares and the right to receive deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met.

Consistent with prior year grants, the committee concluded that the 2011 performance-based stock awards would contain certain non-routine vesting provisions in the event an executive officer’s employment ceases for any reason. Such reasons include termination by reason of voluntary or involuntary discharge, disability or retirement, the executive officer reduces his scheduled work hours per week (subject to management’s discretion), or in the event of a dissolution or liquidation of the company, in which case all unvested stock awards and related deferred dividends will revert to the company, except as noted below. Exceptions are limited to forfeitures in the event of a change-in-control or death of the executive officer. In the event of a change in control, all unvested stock awards and related deferred dividends will automatically vest in full and in the event of the death of the executive officer, a pro rata portion of the unvested stock awards and related deferred dividends may vest in full after the performance criteria established for the award are met. Additionally, as is the case with all previous equity awards, we do not provide our executive officers with tax gross-ups for any reason.

The initial three-year performance period for the 2008 performance-based stock awards was completed on December 31, 2011. During this initial performance period the average three-year annualized return on average investment capital for purposes of determining vesting was 16.2%. On February 1, 2012 the committee reviewed the performance criteria calculations and accepted a statement prepared by our CFO certifying that the minimum performance threshold for the requisite service period had been met. As a result, the initial 50% of the 2008 performance-based stock awards vested on February 1, 2012. Based on the closing common stock price of $13.10 on that date, the fair value of shares vested to each of our executive officers was: $268,550 for Mr. Jacobs, $149,995 for Mr. Reinsch, $180,125 for Mr. Spears and $96,285 for Mr. Brown.

Other Benefits or Agreements.    Our executive officers participate in our other benefit programs including basic life insurance, accidental death and dismemberment insurance, long-term disability insurance, long-term care insurance, and a qualified defined contribution retirement plan, or 401(k) plan, each on the same terms offered to other employees. In addition, we offer the following benefits to our executive officers:

•

A nonqualified deferred compensation plan for our executive officers and any other employees whose eligible compensation exceeds the maximum amount of compensation which may be considered for purposes of determining contributions to our tax-qualified plan pursuant to Internal Revenue Code Section 401(a)(17) ($245,000 in 2011). The purpose of the plan is to allow employees, regardless of their respective levels of compensation, to retire with the same retirement income as a percentage of final pay as is available to all employees having the same tenure. Accordingly, the deferred compensation plan extends the general matching provisions of the 401(k) plan on compensation amounts that exceed the maximum amount. The aggregate cost to us of this benefit to our executive officers was $337,000 in 2011.

•

Defined severance payment guarantees determined pursuant to severance agreements, as amended, with our executive officers and our other officers and employees who were employed with us in December 1999. Pursuant to these agreements, in the event a covered employee is terminated for any reason, including death or disability, other than those reasons described in the “Potential Payments Upon Termination or Change-in-Control” table of this proxy statement, that employee will receive a severance payment, which is not entitled for any tax gross-up. Any payment under any of these agreements will be limited as follows: three times base salary for Mr. Jacobs, two times base salary for Messrs. Reinsch and Spears and one and one-half times base salary for Mr. Brown.

Tax Considerations.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid individually to the principal executive officer or any of the three other most highly compensated executive officers who do not hold the title of principal executive officer or principal financial officer. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely upon attaining objective performance goals for each individual, provided that (i) performance goals are determined by a committee consisting solely of two or more outside directors, (ii) material terms of the performance-based compensation programs and performance goals are disclosed to and approved by stockholders at least every five years, and (iii) the committee certifies that the performance goals were attained and other material terms were satisfied prior to any payment. While the compensation committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels. Consequently, the committee may approve compensation in some instances that is not fully deductible.

Compensation Committee Report

The committee has reviewed and discussed the above disclosure with our executive officers, and based on this review and discussion recommended to our board that the above Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Mark S. Whiting, Chairman
Jack Biegler
Gary Keiser

Summary Compensation Table*

Compensation for our executive officers is administered under the direction of our compensation committee and is implemented by our CEO. The Summary Compensation Table below shows certain compensation information for our CEO, CFO and two other most highly compensated executive officers for services rendered in all capacities during the years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)		Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Andrew F. Jacobs President and Chief Executive Officer	2011	1,032,970	870,000	(b)	1,350,000(c)	–	153,229(d)	3,406,199
	2010	931,450	760,000	(b)	1,220,000	–	138,379	3,049,829
	2009	908,000	1,450,000		460,000	–	131,630	2,949,630

Phillip A. Reinsch Executive Vice President, Chief Financial Officer and Secretary	2011	602,800	500,000	(b)	766,667(c)	–	87,262(d)	1,956,729
	2010	539,450	445,000	(b)	698,333(c)	–	80,362	1,763,145
	2009	532,000	840,000		253,333	–	75,867	1,701,200

Robert R. Spears, Jr. Executive Vice President-Director of Residential Mortgage Investments	2011	796,190	690,000	(b)	1,026,667(c)	–	114,522(d)	2,627,379
	2010	706,900	605,000	(b)	918,333(c)	–	103,425	2,333,658
	2009	695,500	1,150,000		313,333	–	98,191	2,257,024

Michael W. Brown Senior Vice President-Asset and Liability Management and Treasurer	2011	368,280	325,000	(b)	505,000(c)	–	56,600(d)	1,254,880
	2010	325,700	285,000	(b)	448,333(c)	–	51,272	1,110,305
	2009	318,500	540,000		163,333	–	48,768	1,070,601

*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable.

(a)	Amount includes expense recognized for aggregate cash payments on dividend equivalents rights as follows:

	Jacobs	Reinsch	Spears	Brown
2011	$327,970	$212,800	$308,690	$110,780
2010	241,450	159,450	236,900	80,700
2009	250,500	167,000	250,500	83,500

The number of dividend equivalents rights outstanding at December 31, 2011 were as follows: 200,000 for Mr. Jacobs, 129,000 for Mr. Reinsch, 185,000 for Mr. Spears and 68,000 for Mr. Brown.

(b)

The compensation committee used its discretion regarding the form of payment from the annual incentive program and agreed to pay 50% of the 2011 and 2010 annual bonuses in cash and the remainder in shares of fully vested common stock (see (c) below). Accordingly, the amounts presented represent only the cash portion of the annual bonuses.

(c)

In addition to including the aggregate grant date fair value of performance-based stock awards issued in December of 2011 and 2010, amounts also reflect the grant date fair value of fully vested common shares awarded in connection with the annual incentive program for 2011 and 2010 (see (b) above). Such amounts were as follows:

	2011			2010
	Performance- Based Stock Awards	Annual Incentive Compensation Paid in Stock	Total Stock Awards	Performance- Based Stock Awards	Annual Incentive Compensation Paid in Stock	Total Stock Awards

A. Jacobs	$480,000	$870,000	$1,350,000	$460,000	$760,000	$1,220,000
P. Reinsch	266,667	500,000	766,667	253,333	445,000	698,333
R. Spears, Jr.	336,667	690,000	1,026,667	313,333	605,000	918,333
M. Brown	180,000	325,000	505,000	163,333	285,000	448,333

For purposes of the performance-based stock awards, the amount represents the maximum value of the stock award expected to be recognized as compensation expense on a straightline basis for financial reporting purposes applicable to each performance measurement period determined for vesting. The actual expense that will be recognized is subject to expectations for exceeding certain performance criteria. For purposes of annual incentive compensation paid in stock, the amount represents the value of the gross number of common shares distributable under our 2011 and 2010 annual incentive program early the subsequent year; however, the actual grant date fair value of shares received by the executive officer was less than the amount reported in the above table because of shares surrendered for the payment for applicable taxes. After the surrender of shares for the payment of applicable taxes, the grant date fair value of shares granted to each of our executive officers for 2011 was: $571,448 for Mr. Jacobs, $367,756 for Mr. Reinsch, $472,765 for Mr. Spears and $239,035 for Mr. Brown. After the surrender of shares for the payment of applicable taxes, the grant date fair value of shares granted to each of the executive officers for 2010 was: $496,796 for Mr. Jacobs, $327,295 for Mr. Reinsch, $411,931 for Mr. Spears and $209,626 for Mr. Brown.

(d)

For the year ended December 31, 2011 amounts include expense recognized for matching contributions made by us pursuant to our qualified defined contribution retirement plan and our nonqualified deferred compensation plan and premiums paid or reimbursed by us on (i) basic life insurance, (ii) accidental death and dismemberment insurance, (iii) long-term disability insurance and (iv) long-term care insurance, quantified as follows:

	Jacobs	Reinsch	Spears	Brown
Qualified defined contribution retirement plan	$14,700	$14,700	$14,700	$14,700
Nonqualified deferred compensation plan	131,700	68,400	97,050	39,450
Insurance premiums	6,829	4,162	2,772	2,450

	$153,229	$87,262	$114,522	$56,600

Amount excludes dividends paid on unvested stock awards, which are valued for compensation cost purposes based on the closing market price of our common stock on the date of grant, which is assumed to factor future dividends into its valuation. Dividends paid for the 2011 fiscal year on unvested stock awards were as follows: $159,454 to Mr. Jacobs, $91,656 to Mr. Reinsch, $117,681 to Mr. Spears and $60,889 to Mr. Brown.

Grants of Plan-Based Awards*

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards-Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

A. Jacobs	1-3-12	–	69,047	870,000(a)
	12-15-11	37,735	–	480,000(b)
P. Reinsch	1-3-12	–	39,682	500,000(a)
	12-15-11	20,964	–	266,667(b)
R. Spears, Jr.	1-3-12	–	54,761	690,000(a)
	12-15-11	26,467	–	336,667(b)
M. Brown	1-3-12	–	25,793	325,000(a)
	12-15-11	14,150	–	180,000(b)

*

Columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards – Threshold and Maximum,” “All Other Option Awards” and “Exercise or Base Price of Option Awards” have been omitted because they were not applicable.

(a)

50% of 2011 annual incentive compensation was paid in fully vested shares of our common stock on January 3, 2012. The grant date fair value of the award was determined based on the closing common stock price on January 3, 2012 of $12.60. The number of shares granted and the grant date fair value are presented before giving effect to the surrender of shares for the payment of applicable taxes and includes rounding for fractional shares paid in cash.

(b)

Amounts represent the aggregate fair value of the performance-based stock awards to be recognized as compensation expense on a straightline basis for financial reporting purposes over the requisite service period, applicable to each performance measurement period determined for vesting, subject to expectations for exceeding certain performance criteria. Following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2014, 50% of the shares will vest. The remaining 50% of the shares will vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2015. Such shares will be entitled to dividends equal to the actual amount declared during the measurement period, but the payment of such dividends will be deferred until the performance conditions of the underlying shares have been met. If the company fails to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive the deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met. The grant date fair value of the award was determined based on the closing common stock price on December 15, 2011 of $12.72.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our compensation philosophy is to provide competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value. We incorporate a pay-for-performance philosophy into the design of our compensation programs by linking each compensation element directly to our operating performance in some manner. The primary elements of our compensation programs are base compensation, annual incentives, long-term equity-based awards and to a lesser extent, other benefits or agreements. In 2011, approximately 34% of our executive officers’ current base compensation was linked directly to our payment of common dividends through the use of dividend equivalent rights, which are a form of phantom stock that entitles the holders to quarterly payments mirroring our per share common stock dividend payments. Pursuant to the formula adopted by the compensation committee establishing an annual bonus pool, the amount available for bonus payments to our executive officers is dependent upon our annual operating performance exceeding a minimum performance threshold. Thus, if our operating performance is less than the minimum performance threshold, no bonus pool will be established pursuant to the formula. In addition, the formula caps annual incentive compensation at  1/2 of one percent of our average investment capital. As was the case for 2010 and 2009, the amount paid from the annual incentive pool in 2011 was capped. Finally, all of the long-term equity-based stock awarded to our executive officers since 2008 has been performance-based, whereby the eventual vesting of the awards is dependent upon cumulative three-year operating performance periods exceeding minimum performance thresholds. Failure to achieve the minimum performance thresholds will result in the deferral and possibly the forfeiture of the vesting on the related performance shares. In all, over 75% of executive compensation in 2011, as measured for proxy statement purposes was performance-based.

The compensation committee believes our executive officers should have an ongoing stake in the long-term success of our business and therefore should have a meaningful portion of their total compensation paid in the form of equity awards. In 2011, we granted an aggregate of 99,316 performance-based stock awards to our executive officers. The awards provided that 50% of the awards will vest at the end of the third full year following the year of grant, provided the company meets the performance criteria over the preceding three-year period, and 50% at the end of the fourth full year following the year of grant, provided the company meets the performance criteria over the preceding three year period. The performance criteria are met if the company’s three-year annualized return on average investment capital exceeds the performance threshold of the higher of the average 10-year U.S. Treasury rate plus 200 basis points or 8.0%. Shares awarded 2011 and 2010 will be entitled to dividends equal to the actual per share dividend declared during the related vesting periods, but unlike performance-based stock awards in 2009 and prior, the payment of such dividends will be deferred until the performance conditions of the underlying shares have been met. If the performance threshold is not exceeded at any vesting date, vesting will be deferred and re-measured the following year. All unvested shares and the right to receive the deferred dividend will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met.

Outstanding Equity Awards at Fiscal Year-End*

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

A. Jacobs	–	–	–	–	–	–	37,735(a)	469,423
	–	–	–	–	–	–	36,977(b)	459,994
	–	–	–	–	–	–	32,100(c)	339,324
	–	–	–	–	–	–	41,000(d)	510,040
	–	–	–	–	17,499(e)	217,688	–	–
	50,000	–	10.58	05-07-17	–	–	–	–
	12,500	–	7.58	04-24-16	–	–	–	–

P. Reinsch	–	–	–	–	–	–	20,964(a)	260,792
	–	–	–	–	–	–	20,364(b)	253,328
	–	–	–	–	–	–	17,678(c)	219,914
	–	–	–	–	–	–	22,900(d)	284,876
	–	–	–	–	11,499(e)	143,048	–	–
	25,000	–	10.58	05-07-17	–	–	–	–
	6,250	–	7.58	04-24-16	–	–	–	–

R. Spears, Jr.	–	–	–	–	–	–	26,467(a)	329,249
	–	–	–	–	–	–	25,187(b)	313,326
	–	–	–	–	–	–	21,865(c)	272,001
	–	–	–	–	–	–	27,500(d)	342,100
	–	–	–	–	17,499(e)	217,688	–	–
	25,000	–	10.58	05-07-17	–	–	–	–
	6,250	–	7.58	04-24-16	–	–	–	–

M. Brown	–	–	–	–	–	–	14,150(a)	176,026
	–	–	–	–	–	–	13,129(b)	163,325
	–	–	–	–	–	–	11,397(c)	141,779
	–	–	–	–	–	–	14,700(d)	182,868
	–	–	–	–	8,499(e)	105,728	–	–
	15,000	–	10.58	05-07-17	–	–	–	–
	3,750	–	7.58	04-24-16	–	–	–	–

*	Column for option-based “Equity Incentive Plan Awards” has been omitted because it was not applicable.

(a)

Amount represents the number of performance-based shares granted on December 15, 2011, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2014. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2015. Such shares will be entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends will be deferred until the performance conditions of the underlying shares have been met. If the company fails to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive the deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met.

(b)

Amount represents the number of performance-based shares granted on December 16, 2010, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2013. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2014. Such shares will be entitled to dividends equal to the actual per share dividend declared during the period, but the payment of such dividends will be deferred until the performance conditions of the underlying shares have been met. If the company fails to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive the deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2017 are not met.

(c)

Amount represents the number of performance-based shares granted on December 15, 2009, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2012. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2013. Such shares are paid dividends equal to the actual per share dividend declared during the period. If the company fails to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested awards will expire if the performance criteria for the final three-year measurement period ending December 31, 2016 are not met.

(d)

Amount represents the number of performance-based shares granted on December 16, 2008, with original vesting of 50% of the shares following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2011. On February 1, 2012 the compensation committee reviewed and accepted the performance calculations for the three-year period ended December 31, 2011 prepared by the CFO certifying that the minimum performance threshold had been met, thus the first 50% of the 2008 performance-based stock awards vested. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2012. Such shares are paid dividends equal to the actual per share dividend declared during the period. If the company fails to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares will expire if the performance criteria for the final three-year measurement period ending December 31, 2015 are not met.

(e)

Shares originally granted on December 27, 2007 with a vesting term of six years. Amount represents the remaining unvested shares which will vest proportionally on each January 2 of 2012, 2013 and 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

A. Jacobs	-	-	17,083	215,075

P. Reinsch	-	-	11,333	142,682

R. Spears, Jr.	-	-	17,083	215,075

M. Brown	-	-	6,583	82,880

(a)	Amounts represent the dollar value realized upon vesting based on the closing market price of our common shares on the related vesting date.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(b)

A. Jacobs	146,700	131,700	(32,232)	-	1,568,989

P. Reinsch	83,400	68,400	(1,797)	-	909,770

R. Spears, Jr.	112,050	97,050	(6,292)	-	1,267,031

M. Brown	54,450	39,450	20,821	-	451,551

(a)	Amounts included in the “Summary Compensation Table” of this proxy statement.

(b)	Amounts include all employer contributions made since inception of the Deferred Compensation Plan, as follows:

Name	2011	Previous Years	Total

A. Jacobs	$131,700	$ 504,314	$ 636,014

P. Reinsch	68,400	214,601	283,001

R. Spears, Jr.	97,050	332,796	429,846

M. Brown	39,450	92,400	131,850

Narrative Disclosure to Nonqualified Deferred Compensation Table

The nonqualified Deferred Compensation Plan is designed to allow employees, regardless of pay, to achieve the same retirement income as a percentage of final pay as is available to all employees having the same tenure. Because Internal Revenue Code Section 401(a)(17) limits the amount of compensation able to be considered to determine contributions for our tax-qualified 401(k) plan, we have established a nonqualified Deferred Compensation Plan to allow our executive officers to contribute beyond this limitation for qualified plans in order to afford these employees the comparable benefit provided to other employees. In 2011, this maximum amount of income able to be considered for tax-qualified plans was $245,000. The compensation committee of our board administers the plan.

Participants in the plan may elect to defer up to 60% of base salary and 100% of any bonus into a deferral account. We will contribute into each participant’s deferral account a matching amount equal to 50% of the participant’s voluntary contribution of up to a maximum of 6% of the participant’s compensation that exceeds the maximum compensation able to be considered for tax-qualified plans, as discussed above. We may also, but are not required to, credit to deferral accounts a supplemental matching contribution of 3% of the participant’s compensation, but only on up to a maximum of 6% of the participant’s compensation that exceeds the maximum compensation able to be considered for tax-qualified plans, as discussed above. Vesting in the amounts contributed by us into the deferral account is determined on the same service-based vesting schedule used in our 401(k) plan, which provides for annual vesting ratably over a participant’s initial five years of service. All current participants are 100% vested. Participant deferral accounts are considered a part of our general assets and participants are considered unsecured creditors.

Participants may designate the manner in which deferral accounts are invested solely among options designated by us for this purpose, currently in publicly-traded mutual funds. Participants may change their investment designations among the offered mutual funds at any time upon proper notice to the plan administrator. We may change the deemed investment options at any time, but in no event will the deemed investment options made available to participants consist of our common stock. Absent a previously established distribution schedule or unforeseeable emergency, no distributions will be made to a participant until retirement or an earlier termination of service. Distributions at retirement or termination of service are made in the form of a single lump sum payment except for any compensation for which a special distribution schedule has been established, which may provide for installments over a period of time not greater than five years.

Potential Payments Upon Termination or Change-in-Control

Name	Executive Benefits and Payments upon Termination	Voluntary or For-Cause Involuntary Termination or Retirement ($)	Involuntary Not-for- Cause Termination ($)	Termination from Dissolution or Liquidation ($)	Change-in- Control or Death ($)

A. Jacobs	Severance Payment Agreement(a)	-	2,160,000	2,160,000	2,160,000
	Vested Account Balance of Nonqualified Deferred Compensation(b)	1,568,989	1,568,989	1,568,989	1,568,989
	Previously Vested Option Awards(c)	153,750	153,750	153,750	153,750
	Acceleration of Unvested Stock Awards(d)	-	-	217,688	2,152,196

		1,722,739	3,882,739	4,100,427	6,034,935

P. Reinsch	Severance Payment Agreement(a)	-	800,000	800,000	800,000
	Vested Account Balance of Nonqualified Deferred Compensation(b)	909,770	909,770	909,770	909,770
	Previously Vested Option Awards(c)	76,875	76,875	76,875	76,875
	Acceleration of Unvested Stock Awards(d)		-	143,048	1,214,755

		986,645	1,786,645	1,929,693	3,001,400

R. Spears, Jr.	Severance Payment Agreement(a)	-	1,010,000	1,010,000	1,010,000
	Vested Account Balance of Nonqualified Deferred Compensation(b)	1,267,031	1,267,031	1,267,031	1,267,031
	Previously Vested Option Awards(c)	76,875	76,875	76,875	76,875
	Acceleration of Unvested Stock Awards(d)	-	-	217,688	1,539,897

		1,343,906	2,353,906	2,571,594	3,893,803

M. Brown	Severance Payment Agreement(a)		405,000	405,000	405,000
	Vested Account Balance of Nonqualified Deferred Compensation(b)	451,551	451,551	451,551	451,551
	Previously Vested Option Awards(c)	46,125	46,125	46,125	46,125
	Acceleration of Unvested Stock Awards(d)	-	-	105,728	804,038

		497,676	902,676	1,008,404	1,706,714

(a)

In December 1999, we entered into a severance payment agreement with each person employed by us at that time, and we entered into an amended severance payment agreement with Mr. Jacobs, on February 23, 2004 (together, the “covered employees”). Pursuant to these agreements, in the event a covered employee’s employment with us is terminated by us for any reason other than those described below, that covered employee will receive a lump sum severance payment determined as follows: three times base annual salary for the CEO; two times base annual salary for Executive Vice Presidents; one and one-half times base annual salary for Senior Vice Presidents and Vice Presidents; and one times base annual salary for Assistant Vice Presidents and all other employees. Cash payments on dividend equivalents rights are excluded for purposes of calculating the lump sum severance payments. A covered employee will not be entitled to a severance payment under the severance payment agreement if (i) the covered employee voluntarily terminates his or her employment, other than because of a reduction in that covered employee’s base salary or officer grade, or a relocation of that covered employee which requires travel from his or her primary residence to such new location of an additional 50 or more miles each way; (ii) the covered employee fails to return to work following an approved leave of absence or (iii) we terminate the covered employee for cause.

(b)

Amount represents the vested account balance of each executive officer as shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Nonqualified Deferred Compensation table on page 33. The amounts are shown as a single lump sum payment regardless of whether an election to receive such payments over time has been made.

(c)	Amount represents the value to be realized assuming the exercise on December 31, 2011 of previously vested option awards.

(d)

Amount represents the market value of unvested stock awards on December 31, 2011, assuming the maximum amount of unvested shares will vest, as appropriate. Unvested stock awards and the right to receive deferred dividends, as appropriate, will expire in the event the executive officer leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement or the executive officer reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control, dissolution or liquidation of our company, or death of the executive officer. In the event of a change in control of the company, all unvested stock awards will automatically vest in full, including the right to receive deferred dividends, as appropriate. In the event of a dissolution or liquidation of the company, unvested service-based stock awards will automatically vest in full, unvested performance-based stock awards will expire. In the event of death of the executive officer, unvested service-based stock awards will automatically vest in full and a pro rata portion of the unvested performance-based stock awards will vest only after the performance criteria established for the award are met.

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding equity awards as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders:
1994 Flexible Long-Term Incentive Plan(a)	10,000	$14.41	-
Amended and Restated 2004 Flexible Long-Term Incentive Plan	233,750	10.47	1,047,951
Equity compensation plans not approved by stockholders:
1997 Flexible Long-Term Incentive Plan(b)	12,500	9.26	-

	256,250	10.71	1,047,951

(a)	Equity awards are no longer issued from the 1994 Flexible Long-Term Incentive Plan, which expired April 22, 2004.

(b)	Equity awards are no longer issued from the 1997 Flexible Long-Term Incentive Plan, which expired on April 18, 2007.

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board and is composed of three independent directors, each of whom has been determined by our board to be financially literate and independent in accordance with the NYSE listing standards and our Board of Directors’ Guidelines. The charter can be found on our website at www.capstead.com by clicking “Investor Relations,” “Accept” and “Committee Charting.” This report and written charter shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed. The following is the committee’s report regarding the execution of its responsibilities during 2011.

AUDIT COMMITTEE REPORT

The role of the audit committee is to assist the board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company and the independence and performance of Ernst & Young LLP, our independent registered public accounting firm. As set forth in the committee’s charter, the committee’s job is one of oversight. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designated to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on our internal control over financial reporting. In addition, Ernst & Young LLP is responsible for reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the committee any issues they believe should be raised with the committee.

The committee met with Ernst & Young LLP to review and discuss the overall scope and plans for the audit of our consolidated financial statements and its internal control over financial reporting for the year ended December 31, 2011. The committee has considered and discussed with management and Ernst & Young LLP (both alone and with management present) the audited consolidated financial statements and the overall quality of our financial reporting. The committee also reviewed our report of management contained in the annual report on Form 10-K for the fiscal year ended December 31, 2011, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included therein related to its audit.

In addition, the committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as adopted by the Public Company Accounting Oversight Board in Rule 3200T) and Ernst & Young LLP has provided the committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the committee concerning independence. The committee has discussed with Ernst & Young LLP their independence and has concluded they are independent from us.

The members of the committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including in respect of auditor independence. Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, the committee’s activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions referred to above do not assure that the audit of the consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact independent.

Based upon the committee’s receipt and review of the various materials and assurances described above and its discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, to be filed with the SEC.

AUDIT COMMITTEE
Gary Keiser, Chairman
Jack Biegler
Michael G. O’Neil

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)	Voting power, which includes the power to vote, or to direct the voting of, common shares; and/or

(ii)	Investment power, which includes the power to dispose, or to direct the disposition, of common shares.

A person is also deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days of the annual meeting record date.

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of common shares for the persons known by us to be beneficial owners of more than five percent of our common shares outstanding as of the close of business on February 22, 2012.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class

BlackRock, Inc.(a) 40 East 52nd Street New York, NY 10022	5,049,277	5.59%

Wells Fargo & Company(b) 420 Montgomery Street San Francisco, CA 94104	5,384,108	5.96

(a)      The number of common shares beneficially owned as reported on Schedule 13G/A filed by BlackRock Inc. with the SEC on February 13, 2012. The percent of class is based on 90,314,208 common shares outstanding as of February 22, 2012.

(b)      The number of common shares beneficially owned as reported on Schedule 13G/A filed by Wells Fargo & Company with the SEC on January 24, 2012. The percent of class is based on 90,314,208 common shares outstanding as of February 22, 2012.

Security Ownership of Management

Listed in the following table and footnotes is certain information regarding the beneficial ownership of our common shares as of February 22, 2012, by each of our directors and executive officers listed in the Summary Compensation Table and by all of our directors and executive officers as a group.

	Number of Common Shares Beneficially Owned(a)		Percent of Class
Jack Biegler	41,500	(c)	*
Andrew F. Jacobs	539,609	(b)(d)	*
Gary Keiser	49,886	(c)(d)	*
Paul M. Low	79,170	(c)(d)	*
Christopher W. Mahowald	111,659	(c)	*
Michael G. O’Neil	57,327	(c)(d)	*
Mark S. Whiting	46,800	(c)	*

Phillip A. Reinsch	276,558	(b)(d)	*
Robert R. Spears, Jr.	338,422	(b)	*
Michael W. Brown	180,341	(b)(d)	*

All of our directors and executive officers as a group (10 persons)	1,721,272		1.91

* Denotes less than one percent of common shares outstanding.

(a)	Amounts include common shares issuable as follows:

	Security Ownership	Right to Acquire

	Series B Shares*	Convertible into Common Shares	Exercisable Options
Jack Biegler	-	-	15,000
Andrew F. Jacobs	-	-	62,500
Gary Keiser	-	-	20,000
Paul M. Low	55,380	35,437	15,000
Christopher W. Mahowald	-	-	15,000
Michael G. O’Neil	1,350	862	15,000
Mark S. Whiting	-	-	15,000

Phillip A. Reinsch	5,500	3,518	31,250
Robert R. Spears, Jr.	-	-	31,250
Michael W. Brown	-	-	18,750

All of our directors and executive officers as a group (10 persons)	62,230	39,817	238,750

* Denotes less than one percent of Series B shares outstanding.

(b)	Grant amounts below include unvested stock awards. For a complete description of equity awards see “Outstanding Equity Awards at Fiscal Year-End” on page 32.

Grant	Jacobs	Reinsch	Spears	Brown
December 27, 2007	11,666	7,666	11,666	5,666
December 16, 2008	20,500	11,450	13,750	7,350
December 15, 2009	32,100	17,678	21,865	11,397
December 16, 2010	36,977	20,364	25,187	13,129
December 15, 2011	37,735	20,964	26,467	14,150

	138,978	78,122	98,935	51,692

(c)	Includes 4,000 unvested stock awards granted on May 4, 2011 to Messrs. Biegler, Keiser, Low, Mahowald, O’Neil and Whiting, which vest in full on April 15, 2012.

(d)

Includes shares that may be pledged to secure margin accounts as follows: 200,000 common shares for Mr. Jacobs; 3,600 common shares and 3,600 Series B shares for Mr. Low; 37,465 common shares and 500 Series B shares for Mr. O’Neil; 90,814 common shares for Mr. Reinsch, and 83,557 common shares for Mr. Brown.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2011, all of our directors, executive officers and beneficial owners of more than ten percent of our common shares were in compliance with Section 16(a) filing requirements.

PROPOSAL TWO – ADVISORY VOTES ON EXECUTIVE COMPENSATION

In the Compensation Discussion and Analysis section of this Proxy Statement we state that our compensation philosophy is to provide “competitive, performance-based compensation to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.” We discuss how each element of our executive officers’ compensation (base compensation, annual incentive and long-term equity-based awards) is designed to contain at least one performance-based component, which subjects a significant portion of such compensation to risk of loss or reduction. We also describe a series of policies adopted in 2011 to bolster our pay-for-performance philosophy, including minimum stock ownership requirements and an annual incentive compensation “clawback” provision in the event of certain financial statement restatements.

As required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78 n-1) we are providing stockholders an opportunity to cast two non-binding advisory votes on executive compensation (sometimes referred to as “say on pay”). These proposals allow our stockholders to express their opinions regarding the decisions of the compensation committee with respect to executive compensation. Your advisory vote will serve as an additional tool to guide our compensation committee and our board in continuing to improve the alignment of our executive compensation programs with the interests of the company and our stockholders. The first advisory vote is with regard to our overall executive compensation philosophy. The second advisory vote is with regard to whether the committee executed this philosophy appropriately in making its 2011 compensation decisions. Together, we believe these two votes encompass the executive compensation disclosure requirements of Section 402 of SEC Regulation S-K.

The Board unanimously recommends that our stockholders indicate their support of our executive compensation philosophy and the application of such philosophy by voting FOR each of the following non-binding resolutions:

(2a)	RESOLVED, that stockholders approve the overall executive compensation philosophy as described in the Compensation Discussion and Analysis section of this proxy statement (proposal 2a).

(2b)

RESOLVED, that stockholders approve, an advisory basis, the compensation of our executive officers in 2011, as such compensation is disclosed pursuant to the compensation rules of the SEC, included in the Compensation Discussion and Analysis of this proxy statement, accompanying compensation tables and the other narrative executive compensation disclosures required by such rules (proposal 2b).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our compensation committee or our board. However, the committee will take into account the outcome of each of the votes when considering future executive compensation decisions.

PROPOSAL THREE – RE-APPROVAL OF THE CAPSTEAD MORTGAGE CORPORATION

2004 FLEXIBLE LONG-TERM INCENTIVE PLAN

General

Our board proposes and recommends the re-approval of our Amended 2004 Flexible Long-Term Incentive Plan, attached hereto as Appendix A, for the sole purpose of serving as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code in order to maximize our tax deduction for compensation paid under the plan to employees. Pursuant to Section 162(m) the plan must be re-approved by stockholders every five years. The original plan was approved by stockholders in 2004 and was re-approved by stockholders in 2007. In connection with the 2007 re-approval, stockholders approved amendments to the plan to prohibit the repricing of options and to increase the number of shares available under the plan. As a result of the May 2012 expiration of the previous five year authorization for purposes of Section 162(m), we are again asking stockholders to re-approve the plan at this year’s annual meeting. The affirmative vote of a majority of the common shares actually cast on the proposal will be required for authorization.

Description of Our Amended 2004 Flexible Long-Term Incentive Plan

Purpose.  The purpose of our plan is to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests us through the issuance of performance-based stock incentives and other equity interests and other incentive awards that recognize the creation of value for our stockholders and promote our long-term growth and success. To achieve this purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights and any other awards, or any combination thereof.

An additional purpose of our plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code in order to maximize our tax deduction for compensation paid under the plan to our employees. Our plan is designed to address limitations on the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly-traded corporation to the following individuals who are employed as of the end of the corporation’s tax year: the CEO or any of the four other most highly compensated officers, who do not hold the title of principal financial officer. However, compensation which qualifies as “performance-based” compensation, as defined, is exempt from the $1 million deductibility limitation. In order for compensation granted pursuant to our plan to qualify for this exemption, among other things, the material terms under which the compensation is to be paid must be disclosed to and approved by our stockholders every five years in a separate vote prior to payment, and the compensation must be paid solely on account of the attainment of pre-established, objective performance goals.

Persons Eligible to Participate.  Except with respect to awards of incentive stock options, all of our officers, employees and directors are eligible to participate in the 2004 Flexible Long-Term Incentive Plan. Incentive stock options may be awarded only to our employees. As of February 22, 2012, we had 15 total employees and six non-employee directors, all of whom are eligible to participate in the plan.

Administration.  Our compensation committee of which each member is an “outside director” within the meaning of Section 162(m) administers our plan and has the authority, in its sole discretion, to administer the plan and may make such rules and regulations and establish such procedures for the administration of the plan as it deems appropriate within the parameters of Section 162(m) and the regulations declared thereunder. The committee has broad powers under our plan to, among other things, (i) administer and interpret the plan, (ii) establish guidelines for the plan’s operation, (iii) select persons to whom awards are to be made, (iv) determine the types, sizes and combinations of awards to be granted, and (v) determine other terms and conditions of an award. In addition, except as set forth in the “Amendment or Termination of the Plan and Amendment of Awards” section of this proxy statement, the committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. While our plan is designed to address limitations on the deductibility of our executive compensation, the committee recognizes that the legitimate interests of us and our stockholders may at times be better served by compensation arrangements that are not tax deductible. Accordingly, the committee retains the discretion to provide compensation that may not be tax deductible if it deems it appropriate to recognize and reward performance. Although it is the intention of the committee to operate within the limitations of our plan, we will award annual incentives to our employees if, and only if, the performance goals established by our committee are met.

Available Shares. The aggregate number of shares of our common stock which may be issued under our plan (or with respect to which awards may be granted) cannot exceed 2,900,000 shares, the amount approved by shareholders in 2007, unless the amount shall be increased or decreased by reasons of changes in our capitalization. Shares issued under our plan may be either authorized and unissued shares of our common stock or shares held in or acquired for our treasury. Any shares of our common stock subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, will again be available for award under the plan.

Types of Awards. Our plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights, either in tandem with stock options or freestanding; (iii) unvested restricted stock awards; (iv) performance shares; (v) performance units; (vi) dividend equivalent rights; and (vii) other stock-based awards. Awards may be granted singly, in combination or in tandem, as determined by the committee.

The specific amount of awards to be received by or allocated to our officers or any other participant under our plan is in the discretion of the committee and is therefore not determinable for future periods; however, the awards granted in 2011 to the eligible participants are summarized in the following table:

Grants of Plan-Based Awards in 2011*

Name and Principal Position	Dollar Value ($)	Number of Units (#)

Andrew F. Jacobs President and Chief Executive Officer	$1,240,000	97,530

Phillip A. Reinsch Executive Vice President, Chief Financial Officer and Secretary	711,667	55,975

Robert R. Spears, Jr. Executive Vice President-Director of Residential Mortgage Investments	941,667	74,067

Michael W. Brown Senior Vice President-Asset and Liability Management and Treasurer	465,000	36,573

All current executive officers as a group	3,358,334	264,145
All current directors, who are not executive officers, as a group	317,520	24,000
All employees, who are not executive officers, as a group	1,685,390	132,490

* Plan-based awards issued in 2011 include both the 2010 annual incentive compensation paid in stock awards on January 3, 2011, and performance-based stock awards granted on December 15, 2011.

Additionally, the table set forth above under “Equity Compensation Plans” in Proposal One sets forth additional information about the securities authorized for issuance under our plan.

Performance Awards. Our plan must be re-approved by our shareholders every five years for the performance awards to continue to qualify as a performance-based compensation program under Section 162(m) of the Internal Revenue Code, which will allow us to maximize our tax deduction for compensation paid under the plan to our employees. As the performance awards are the sole basis for seeking re-approval of our plan, the performance awards are described in greater detail as follows.

Our plan authorizes the committee to grant either (i) “performance shares” or the right to receive common shares, restricted stock or cash of equivalent value or any combination thereof or (ii) “performance units” or the right to receive a fixed dollar amount payable in cash, common shares, restricted stock or any combination thereof. The grant or settlement of performance awards are contingent upon the attainment of certain performance goals as specified by the committee. In the case of any award granted to a covered employee, the performance goals will be objective and meet the requirements of section 162(m) of the Code. The value of any performance award that may be issued in any one year to any one of our employees who is a “covered employee” (as such term is defined in section 162(m)(3) of the Code – generally the CEO and four other highest paid officers) shall not exceed $2,500,000.

The performance goals may differ among awards or participants. In establishing performance goals, the committee may use one or more of the following business criteria on a consolidated basis or for our specified subsidiaries, divisions or units: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) modified total return; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) gross margin; (xiii) net income; (xiv) pretax earnings; (xv) pretax earnings before interest, depreciation and amortization; (xvi) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xviv) debt reduction; and (xx) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to a market index or a group of comparable companies.

Change in Control.  In the event of a change in control,, all stock options and any associated rights will become fully vested and immediately exercisable and the vesting of all performance-based stock options will be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such change in control. In addition, with respect to unvested stock, all restrictions applicable to unvested stock shall lapse and expire and shares of unvested stock with vesting provisions shall become fully vested (other than unvested stock that is part of a performance award). In the event of a change in control, each share of performance stock and each performance unit previously granted which is not then immediately vested in full shall be immediately vested in full. Further, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and the performance periods shall immediately end, unless prior to such change in control the committee shall determine that such vesting shall not occur upon a change in control with respect to one or more outstanding performance awards.

Adjustments Upon Changes in Capitalization or Reorganization.  The type or number of common shares authorized under our plan or subject to an award, and/or the exercise or purchase price applicable to an award will be appropriately adjusted in the event of a subdivision or consolidation of common shares, payment of a stock dividend or any other increase or decrease in the number of common shares effected without receipt of consideration by us, or in the event of a reorganization, merger, consolidation or recapitalization. Such adjustments shall be made by our board, whose determination shall be final and binding.

Amendments and Termination of Our Plan.  Our board may from time to time alter, amend, suspend or terminate our plan in whole or in part; provided, however, that the plan may not be amended to increase the maximum number of shares, materially modify eligibility or otherwise materially increase the benefits accruing to persons to whom awards may be made without the approval of a majority of our stockholders. The committee may amend, modify or terminate any award with the participant’s consent or to make adjustments in recognition of unusual or nonrecurring events or changes in applicable laws as appropriate to prevent reduction or enlargement of benefits intended under the plan. In addition, the committee may cause any award to be canceled in consideration of a cash payment or alternative award equal to the fair value of the canceled award. No awards will be issued under the plan after April 22, 2014. In addition, the committee may make such amendments as it deems necessary to avoid adverse tax consequences to the under Section 409A of the Internal Revenue Code.

Our board of directors recommends a vote FOR re-approval of the Capstead Mortgage Corporation Amended 2004 Flexible Long-Term Incentive Plan.

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG

LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Ernst & Young LLP has audited our financial statements since we commenced operations in 1985. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider whether or not to retain them. Even if the selection is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee approved all fees paid to Ernst & Young LLP during the past two years with no reliance on the de minimis exception established by the SEC for approving such services.

Services provided by Ernst & Young LLP during 2011 included the audit of our annual financial statements and our internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, procedures performed on behalf of our underwriters in connection with public offerings of our common and preferred stock, assistance with management’s evaluation of internal accounting controls, and consultation on financial and tax accounting and reporting matters. The committee has considered all fees provided by Ernst & Young LLP to us and concluded their involvement is compatible with maintaining their independence. Fees for fiscal years ended December 31, 2011 and 2010 were as follows:

	Fiscal Year 2011	Fiscal Year 2010
Audit fees	$501,700	$534,244
Audit-related fees	–	10,164
Tax fees(a)	7,000	7,000
All other fees	–	–

Total	$508,700	$551,408

(a) Tax Fees are comprised of an estimated $7,000 for tax compliance for the fiscal year ended December 31, 2011.

Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2012.

RELATED PERSON TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may not be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

Pursuant to our Board of Directors’ Guidelines, each of our directors must discuss with our governance & nomination committee any significant transaction that may affect his independence so that the committee can report such transaction to our board, which has the authority to reject or ratify the transaction based upon our best interests and those of our stockholders. Also pursuant to our Board of Directors’ Guidelines, if a proposed transaction involves a director potentially diverting a corporate opportunity from us, the director pursuing such transaction must first present the transaction to our CEO who has the authority to determine our best interests and those of our stockholders with respect to such opportunity. In addition, our Code of Business Conduct and Ethics provides that a related person transaction involving an executive officer must be promptly reported to our board, and such transactions involving an employee or non-executive officer must similarly be reported to our CEO. Our Code of Business Conduct and Ethics also provides that our officers and employees must get our CEO’s authorization before they can divert a business opportunity away from us. In each of these situations our board and our CEO have the authority to determine our best interests and those of our stockholders in relation to such transaction.

For the year ended December 31, 2011 there were no related person transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at the 2013 annual meeting of stockholders must be received by our stockholder relations department at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 no later than November 16, 2012 in order to be included in the proxy statement and form of proxy for such meeting. The proposal must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. As to any proposal a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2013 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than January 30, 2013. Even if proper notice is received on or prior to January 30, 2013, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder(s) making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Our board does not intend to bring any other business before the annual meeting of stockholders, and our board is not aware of any matters to be brought before the meeting other than those described in this proxy statement. As to any other business that may properly come before the meeting, our proxies intend to exercise their discretionary authority to vote on those matters.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations and press releases, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board, our Board of Directors’ Guidelines, our Code of Business Conduct and Ethics, our Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Hard copies will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404.

You should rely only on the information contained in this proxy statement to vote on the matters presented herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 16, 2012. You should not assume the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of directors or ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm will create any implication to the contrary.

By order of the board of directors,

Phillip A. Reinsch
Secretary

March 16, 2012

CAPSTEAD MORTGAGE CORPORATION

AMENDED AND RESTATED

2004 FLEXIBLE LONG-TERM INCENTIVE PLAN

MAY 3, 2007

PURPOSES

The purposes of the Amended and Restated 2004 Flexible Long-Term Incentive Plan (the “Plan”) dated as of May 3, 2007, are to promote the interests of the Company and its stockholders by enabling the Company to attract, motivate, reward and retain key officers, employees and directors and to encourage the holding of proprietary interests in the Company by persons who occupy key positions in the Company or its Affiliates by enabling the Company to offer such key officers, employees and directors performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company’s long-term growth and success. To achieve this purpose, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other awards, or any combination thereof.

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

“Affiliate” shall mean (i) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated, which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company, substituting (for the purpose of determining whether stock options or Stock Appreciation Rights that may be subject to Section 409A of the Code are derived in respect of “stock of the service recipient” within the meaning of that term under regulatory guidance issued by the appropriate governmental authority under Section 409A of the Code) “50 percent” in place of “80 percent” in determining a controlled group under Section 414(b) of the Code and in determining trades or businesses that are under common control for purposes of Section 414(c) of the Code.

“Award” shall mean a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, performance stock, Dividend Equivalent Right or any other award under the Plan.

“Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

“Change in Control” shall be deemed to have occurred upon any of the following events after the Effective Date of this Plan:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)      during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved;

(iii)      the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the

Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a “Reorganization”), in which no “person” acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)      the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the compensation committee of the Board, which shall consist solely of not less than two (2) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act; (ii) “outside directors,” as required under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; and (iii) “independent directors” as defined in Rule 303A.02 of the New York Stock Exchange Listed Company Manual. The Plan shall be administered and interpreted by the Committee. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by “non-employee” directors.

“Common Stock” shall mean the Common Stock, par value $.01 per share, of the Company.

“Company” shall mean Capstead Mortgage Corporation, a Maryland corporation.

“Covered Employees” shall mean the Chief Executive Officer of the Company and the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

“Dividend Equivalent Right” shall mean the right of the holder thereof to receive credits based on the cash or stock dividends or other distributions that would have been paid on the Shares specified in the Award if the Shares were held by the holder to whom the Award is made, or such other amounts as may be determined by the Committee.

“Effective Date” shall mean the effective date of the Plan, which shall be April 22, 2004, the date the Plan was initially approved by stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Shares were publicly owned stock, but without any discount with respect to minority ownership.

“Incentive Stock Option” shall mean any stock option awarded under this Plan intended to be and designated as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

“Modified Total Return” shall mean the change in modified common book value per share from the beginning of the year, together with common dividends per share, divided by the beginning modified common book value per share, expressed as a percentage, as may be further defined by the Committee.

“Non-Tandem Stock Appreciation Right” shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

“Non-Qualified Stock Option” shall mean any stock option awarded under this Plan that is not an Incentive Stock Option.

“Optionee” shall mean any person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

“Performance Award” shall mean any Award, issued pursuant to Section 9 hereunder, of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

“Plan” shall mean this Amended and Restated 2004 Flexible Long-Term Incentive Plan of the Company.

“Reload Option” shall mean a stock option as defined in subsection 6.6(b) herein.

“Restricted Stock” shall mean any Award of Shares under this Plan that are subject to restrictions or risk of forfeiture.

“Retirement” shall mean, with respect to an employee of the Company, termination of employment, other than discharge for cause, after age 65 or on or before age 65, with the consent of the Committee. With respect to a director of the Company, “Retirement” shall mean the earlier of (a) the removal of such director from the Board for other than cause, and (b) the expiration of such director’s term on the Board.

“Shares” shall mean shares of the Company’s Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

“Stock Appreciation Right” shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with an Award that is a stock option.

ADMINISTRATION OF THE PLAN

Committee.  The Plan shall be administered by the Committee.

  Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to: determine the persons to whom Awards are to be granted; determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award; conclusively interpret the Plan provisions; prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both; rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

SHARES SUBJECT TO PLAN

Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan commencing on May 3, 2007, the date the stockholders approved the amendments to the Plan set forth herein, shall not exceed 2,080,207 Shares (unless such maximum shall be increased or decreased by reasons of changes in capitalization of the Company as hereinafter provided), which amount was determined as follows:

Initial Shares approved April 22, 2004	1,000,000
Shares granted pursuant to Plan	(819,793)
Additional shares approved	1,900,000

Total shares available under Plan	2,080,207

Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee as described in Section 14. The Committee’s determinations shall be final and binding upon the Company and all other interested persons. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares that have been reacquired by the Company.

Changes.  To the extent that any Award under the Plan, or any stock option or performance award granted under any prior incentive plan of the Company, shall be forfeited, shall expire or shall be canceled, in whole or in part, then the number of Shares covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that (i) Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan of the Company, or (ii) the number of Shares issued under any Award is reduced for any reason, the Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

ELIGIBILITY

Except with respect to Awards that are to be qualified under Section 422, Section 423 or other relevant Section of the Code (“Qualified Awards”), eligibility for participation under the Plan shall be open to all officers, employees and directors of the Company and its Affiliates. With respect to Qualified Awards, eligibility for participation in the Plan shall be confined to employees of the Company and its subsidiaries, as such term is defined under Section 424 of the Code.

STOCK OPTIONS

Grants.  The Committee may grant stock options alone or in addition to other Awards granted under this Plan to any eligible officer, employee or director. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms or conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option, or the portion thereof, which does not qualify, shall constitute a separate Non-Qualified Stock Option. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the Plan as the Committee may deem desirable. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

The Committee may require than an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised; provided, however, that nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee’s employment at any time.

Option Price.  The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option; provided, further, that effective as of January 1, 2005, the option exercise price of any stock option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the effective date of the grant.

Incentive Stock Options Limitations.

In no event shall any person be granted Incentive Stock Options so that the Shares covered by any Incentive Stock Options that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options that may be considered Incentive Stock Options under the Code.

Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and the term of the option shall not exceed five (5) years.

Option Term.  The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Each option shall be subject to earlier termination as hereinafter provided (unless the Committee has provided otherwise):

If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited immediately at the time of the Optionee’s discharge for cause.

If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to the earlier of (i) six (6) months from the Optionee’s death or (ii) the remaining term of the option to exercise any such option.

If the Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of the Optionee’s resignation, Retirement, Disability or for any reason other than the Optionee’s death or discharge for cause, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited upon the earlier of (i) six (6) months after the date of the Optionee’s termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason or (ii) the remaining term of the option, except that in case the Optionee shall die within six (6) months after the date of termination of employment by reason of such Optionee’s resignation, Retirement, Disability or such other reason, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right up to an additional three (3) months from the date of the Optionee’s death to exercise any such option.

Despite the provisions of paragraphs (b), and (c) of this subsection, no Incentive Stock Option shall be exercisable after the expiration of the earlier of: (i) the ten (10) year period beginning on the date of its grant, (ii) the three (3) month period beginning on the date of the Optionee’s termination of employment for any reason other than death or Disability, or (iii) the one (1) year period beginning on the date of the Optionee’s termination of employment by reason of death or Disability.

Vesting of Stock Options.

Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

If an Optionee ceases to be an officer, employee or director of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall become fully vested in each stock option granted to the Optionee, effective on the date of the Optionee’s death and shall have the immediate right to exercise any such option to the extent not previously exercised.

In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.

In the event of a Reorganization:

If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of the above paragraph (c) of this subsection shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefore) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

In the event of a Change in Control of the Company, all stock options and any associated rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

Exercise of Stock Options.

Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

in cash (including check, bank draft or money order);

by the delivery of Shares having a Fair Market Value equal to the aggregate option price; provided, however, that such Shares shall have been owned on a fully vested basis by the Optionee for more than six months prior to exercise;

by a combination of cash and Shares as described above;

by arrangement with a broker acceptable to the Committee in which payment of the exercise price is made pursuant to an irrevocable direction from the Optionee to the broker to deliver to the Company proceeds from the sale of the option Shares in an amount equal to the exercise price of the Shares; or

at the Committee’s discretion, by authorizing the Company to retain the number of shares from the exercise of the Options, the Fair Market Value of which (as of the date of delivery of such notice) is equal to the portion of the exercise price and/or withholding with respect to which the Optionee intends to make payment.

If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by the Optionee in full or partial payment of the exercise price for any stock option granted under the Plan or any prior incentive plan of the Company, or if the Optionee elects (with Committee consent) to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the option having a Fair Market Value equal to the exercise price of the stock option being exercised, the Committee may authorize the automatic grant of a new option (a “Reload Option”) for that number of Shares as shall equal the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six (6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”), (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the “Share Retention Method”), or (c) by a combination of the Cash Method and the Share Retention Method. If the Share Retention Method is used in full or partial satisfaction for any tax liability resulting from the exercise of a stock option, the Committee may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the stock option being exercised on the price and terms set forth in subsection (b) above. The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine whether and to what extent, as well as the manner in which an Optionee may satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

Date of a Stock Option Grant. The granting of a stock option shall take place only when the Committee approves the granting of such option. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

No Option Repricing Without Stockholder Approval.    With stockholder approval only, the Committee, in its absolute discretion, may grant to holders of outstanding Non-Qualified Stock Options, in exchange for the surrender and cancellation of such Non-Qualified Stock Options, new Non-Qualified Stock Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Stock Options so surrendered and canceled and containing such other terms and conditions as the Committee may deemed appropriate.

STOCK APPRECIATION RIGHTS

Grants.    The Committee may grant to any eligible officer, employee or director either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. With respect to all grants of Stock Appreciation Rights after December 31, 2004, the grant price shall not be less than the Fair Market Value of a Share on the effective date of the grant.

Exercise and Transfer.  A Tandem Stock Appreciation Right may only be granted at the time of the grant of the related stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) generally may be exercised at, and only at, the times and to the extent the related stock option is exercisable, (ii) expires upon the termination of the related stock option, (iii) may not exceed 100% of the difference between the exercise price of the related stock option and the market price of the Shares subject to the related stock option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related stock option exceeds the exercise price of the related stock option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

Certain Limitations on Non-Tandem Stock Appreciation Rights.    A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to subsections 6.4 and 6.5 of this Plan.

RESTRICTED STOCK

Grants.  The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including, without limitation, whether the holder of the Restricted Stock shall have the right to vote the Shares and receive dividends and other distributions applicable to the Shares, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited; provided, however, that notwithstanding the foregoing, upon a Change in Control, all restrictions applicable to Restricted Stock shall lapse and expire and Shares of Restricted Stock with vesting provisions shall become fully vested (except for Restricted Stock that is part of a Performance Award, which shall vest as determined pursuant to Section 9.2(h) of the Plan). Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

  Awards and Certificates.   Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

PERFORMANCE AWARDS

  Grants.  A Performance Award may consist of either or both, as the Committee may determine, of (i) “Performance Shares” or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) “Performance Units,” or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The value of any cash-denominated Performance Award issued to any one Covered Employee in any one year shall not exceed $2,500,000. No Covered Employee may be granted stock-denominated Performance Awards in any one year with respect to more than 250,000 Shares.

  Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 9.2.

Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 9.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee which is intended to meet the definition of performance-based pursuant to Section 162(m) of the Code, the performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one participant or for Performance Awards granted to different participants.

Business Criteria. One or more of the following business criteria for the Company, an a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) Modified Total Return (G) return on assets; (H) return on investment; (I) return on capital; (J) return on equity; (K) economic value added; (L) gross margin; (M) net income; (N) pretax earnings; (O) pretax earnings before interest, depreciation and amortization; (P) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (Q) operating income; (R) total stockholder return; (S) debt reduction; and (T) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to a market index or a group of comparable companies.

Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than three years, as specified by the Committee. Performance goals in the case of any Award granted to a participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

Settlement of Performance Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Performance Award is earned under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Performance Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance Awards.

Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a participant. The Committee may not delegate any responsibility relating to such Performance Awards.

Amendment.    The Committee may amend or modify the terms of any Performance Award; provided, however, that with respect to any Award which is intended to qualify for the performance-based exception to the limitation on deductibility set forth in section 162(m) of the Code, no amendment to the Award shall be made (a) more than 90 days after the commencement of the performance period to which the performance goals relate; (b) after the lapse of 25% of the performance period to which the performance goals relate; or (c) when the outcome of the performance goals is not substantially uncertain.

Change in Control.  In the event of a Change in Control, each share of Performance Stock and each Performance Unit previously granted which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant and the performance periods shall immediately end, unless prior to such Change in Control, the Committee shall determine that such vesting shall not occur upon a Change in Control with respect to one or more outstanding Performance Awards.

DIVIDEND EQUIVALENT RIGHTS

The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date, or such other amounts as the Committee may provide. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single Payment or in installments. A Dividend Equivalent Right granted as a component of another

Award may also contain terms and conditions different from such other Award. Any Dividend Equivalent Rights shall comply with the requirements of Section 409A of the Code.

OTHER AWARDS

The Committee may grant to any eligible officer, employee or director other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares if the Committee, in its sole discretion determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any. To the extent that any such Award includes a vesting schedule, except as may otherwise be required under Section 409A of the Code, payment of such Award shall be made by the later of (i) the date that is 2 1/2 months after the end of the Participant’s first taxable year in which the Award is earned under the Plan and (ii) the date that is 2 1/2 months after the end of the Company’s first taxable year in which the Award is earned under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant. Any such Award shall comply with the requirements of Section 409A of the Code.

NON-TRANSFERABILITY OF AWARDS.

A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that with the approval of the Committee, the agreement relating to any Award (including, without limitation, a stock option) may provide that such Award may be transferred to one or more members of the immediate family of the grantee of the Award or to a trust for the benefit of such person or as directed under a qualified domestic relations order. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a stock option or other Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon a stock option or other Award shall be null and void and without effect.

COMPLIANCE WITH SECURITIES AND OTHER LAWS

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR REORGANIZATION

The value of an Award in Shares shall be adjusted from time to time as follows:

In the event that at any time after the issuance of an Award, the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, extraordinary dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan and issued pursuant to any outstanding Awards shall be equitably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, and subject to any required action of the Board and the stockholders, in order to ensure that after such event the Shares subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Committee shall adjust (i) the number and type of Shares of common stock of the

Company or any Affiliate with respect to which Awards may be granted under the Plan, (ii) the maximum number of Shares that may be covered by Awards granted under the Plan during any period, (iii) the maximum number of Shares that may be covered by Awards to any single individual during any calendar year, (iv) the number of Shares subject to outstanding Awards, and (v) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of Share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per Share; provided, however, the Committee shall not take any action otherwise authorized under this Section 14(a) to the extent that (i) such action would cause (A) the application of Section 162(m) or 409A of the Code to the Award or (B) create adverse tax consequences under Section 162(m) or 409A of the Code should either or both of those Code sections apply to the Award or (ii) materially reduce the benefit to the Participant without the consent of the Participant. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

AMENDMENT OR TERMINATION OF THE PLAN

Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company cast at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the

Plan, as amended, or (d) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify, for an exemption or characterization that is deemed desirable by the Board. Notwithstanding the foregoing, the Board may amend any Award without the consent of the holder if the Board deems it necessary to avoid adverse tax consequences to the holder under Section 409A of the Code.

Termination of the Plan. Subject to the requirements of Section 409A of the Code, the Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after April 22, 2014, the tenth anniversary of the Effective Date of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

AMENDMENTS AND ADJUSTMENTS TO AWARDS

Subject to Section 6.8, the Committee may amend, modify or terminate any outstanding Award with the participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned or (ii) to cancel an Award and grant a new Award in substitution therefore under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award. The determinations of value under this Section 16 shall be made by the Committee in its sole discretion. Any amendment or adjustment to an Award shall comply with Section 409A of the Code.

GENERAL PROVISIONS

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

No Right to Employment. The grant of an Award shall not be construed as giving the recipient thereof the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No officer, employee, director, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of officers, employees, directors, participants or holders or beneficiaries of Awards.

GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Headings.  Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Withholding.   The Company or any Affiliate is authorized to withhold at the minimum statutory rate from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in any medium) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

Code Section 409A.  Notwithstanding any other provision of the Plan to the contrary, any Award granted after December 31, 2004 is intended to avoid application of Section 409A of the Code to the Award.

No Guarantee of Tax Consequences.   None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person participating or eligible to participate hereunder.

Specified Employee under 409A.  Subject to any other restrictions or limitations contained herein, in the event that a Specified Employee (as defined under Section 409A) becomes entitled to a payment under the Plan on account of a “Separation from Service” (as defined under Section 409A), such payment shall not occur until the date that is six months plus one day from the date of such Separation from Service.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/cmo
Use the Internet to vote your proxy until 12:00 p.m. (CT) on April 24, 2012.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on April 24, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE NOW. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Please detach here

1.	To elect directors:	01 Jack Biegler 02 Andrew F. Jacobs 03 Gary Keiser	04 Paul M. Low 05 Christopher W. Mahowald	06 Michael G. O’Neil 07 Mark S. Whiting	☐	Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

to the board of directors, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified.
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2a.	To consider advisory approval of our compensation philosophy					☐ For	☐	Against	☐ Abstain

2b.	To consider advisory approval of the compensation granted to our executive officers in 2011					☐ For	☐	Against	☐ Abstain

3.	To re-approve the Capstead Mortgage Corporation Second Amended 2004 Flexible Long-Term Incentive Plan					☐ For	☐	Against	☐ Abstain

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.					☐ For	☐	Against	☐ Abstain

In the discretion of such proxies, upon such other business as may properly come before the annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WE BELIEVE VOTING “FOR” EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:					Date , 2012

(Signature of Stockholder(s))

(NOTE: If voting by mail, please sign exactly as your name(s) appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)

CAPSTEAD MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 25, 2012

9:00 a.m.

8401 N. Central Expressway

Suite 345

Dallas, Texas 75225-4410

The Annual Meeting will be located on the 3rd floor

of Capstead’s office tower.

Exit Northwest Highway Loop 12 or

Caruth Haven Lane from Interstate 75

Stockholders please note recent regulations at the New York Stock Exchange, which will affect your vote on the election of directors. You must vote your proxy in order for your shares to be counted for the election of directors.

Capstead Mortgage Corporation 8401 N. Central Expressway, Suite 800 Dallas, Texas 75225-4410	Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

OF CAPSTEAD MORTGAGE CORPORATION

Proxy for Annual Meeting of Stockholders to be held April 25, 2012

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Phillip A. Reinsch, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 9:00 a.m., Central time, on April 25, 2012 at 8401 N. Central Expressway, Suite 345, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated March 16, 2012.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, “FOR” ADVISORY VOTE ON COMPENSATION PHILOSOPHY, “FOR” ADVISORY APPROVAL OF COMPENSATION GRANTED, “FOR” RE-APPROVAL OF THE SECOND AMENDED 2004 FLEXIBLE LONGTERM INCENTIVE PLAN AND “FOR” PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP, AND IN THE DISCRETION OF THE PROXYHOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

DO NOT FOLD, STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,

WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

PLEASE VOTE YOUR PROXY PROMPTLY

(continued and to be signed and dated on reverse side)